Exhibit (99)(b)

Wachovia Second Quarter 2005

Quarterly Earnings Report

July 19, 2005

READERS ARE ENCOURAGED TO REFER TO WACHOVIA’S RESULTS FOR THE QUARTER ENDED MARCH 31, 2005, PRESENTED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”), WHICH MAY BE FOUND IN WACHOVIA’S FIRST QUARTER 2005 REPORT ON FORM 10-Q.

ALL NARRATIVE COMPARISONS ARE WITH FIRST QUARTER 2005 UNLESS OTHERWISE NOTED.

THE INFORMATION CONTAINED HEREIN INCLUDES CERTAIN NON-GAAP FINANCIAL MEASURES. PLEASE REFER TO PAGES 37-41 FOR AN IMPORTANT EXPLANATION OF OUR USE OF NON-GAAP MEASURES AND RECONCILIATION OF THOSE NON-GAAP MEASURES TO GAAP.

Wachovia 2Q05 Quarterly Earnings Report

Explanation of “Combined” Results

Certain tables and narrative comparisons in this supplemental earnings package include references to “Combined” results for second quarter 2004. “Combined” results for the second quarter of 2004 represent Wachovia’s actual second quarter 2004 results plus the actual results of SouthTrust. The “Combined” results are for illustrative purposes only and the presentation of results on this “Combined” basis is not a presentation that conforms with generally accepted accounting principles. The second quarter 2004 “Combined” results include purchase accounting and other closing adjustments as of the actual closing date of November 1, 2004; no attempt was made to estimate these purchase accounting and other closing adjustments on the “Combined” results for prior periods “as if” the merger had occurred on prior dates. Readers are encouraged to refer to Wachovia’s results presented in accordance with generally accepted accounting principles which may be found in exhibit (99)(c) to Wachovia’s current report on form 8-K, filed on July 19, 2005. All narrative comparisons are to wachovia-only results for prior periods unless otherwise noted. See also “Supplemental Illustrative Combined Information” beginning on page 43 for a further discussion regarding the “Combined” presentation.

All narrative comparisons of “Combined” results pertain to 2Q05 reported results versus “Combined” second quarter 2004 results unless otherwise noted.

For ease of use, comments herein pertaining to As Reported or Actual results are presented in bold type.

“Combined” Summary

2Q04:	Reported results plus SouthTrust’s results plus three months of DBI amortization

Prior period results do not include the effect of accretion and amortization of fair market value adjustments made to SouthTrust’s balance sheet on 11/1/04

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Wachovia 2Q05 Quarterly Earnings Report

Second Quarter 2005 Financial Highlights

Versus 1Q05

•	Record earnings of $1.7 billion, up 2% and up 32% over 2Q04; EPS of $1.04 up 3% and up 9% from 2Q04

—	Excluding $0.03 per share of net merger-related and restructuring expenses, record EPS of $1.07 up 4% and up 9% from 2Q04

•	Record segment earnings in three of four businesses reflecting higher earning assets and expense discipline

—	General Bank up 5% and up 34% from 2Q04; up 16% from Combined 2Q04

—	Capital Management up 2% and up 13% from 2Q04; up 12% from Combined 2Q04

—	Wealth Management up 10% and up 33% from 2Q04; up 26% from Combined 2Q04

—	Corporate and Investment Bank down 29% and down 16% from 2Q04, largely on lower trading revenue and ongoing strategic investments

•	Revenue down 1% due to lower trading revenues from 1Q05 which included $160 million of gains relating to an equity sale in Corporate and Investment Bank and the sale of a U. K. business

•	Other noninterest expense declined 3% due to lower salaries and employee benefits as well as lower sundry expense

•	Overhead efficiency ratio improved to 56.19%; down 96 bps

•	Commercial loans up 3%; up 11% from Combined 2Q04

•	Core deposits up 2%; up 9% from Combined 2Q04

•	Net charge-offs were $51 million, or 9 bps of average loans, vs. 8 bps

—	Nonperforming loans declined 10% reflecting further improvement in asset quality

—	Provision of $50 million

•	Repurchased 4.9 million shares during the quarter; leverage and tangible capital ratios improved

•	SouthTrust integration proceeding as planned; first deposit system conversion completed on time and on budget

—	Retail brokerage integration complete; one-time costs more than $100 million under estimate

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Wachovia 2Q05 Quarterly Earnings Report

Earnings Reconciliation

Earnings Reconciliation	2005				2004						2 Q 05 EPS
(After-tax in millions, except per share data)	Second Quarter		First Quarter		Fourth Quarter		Third Quarter		Second Quarter		vs 1 Q 05	vs 2 Q 04
	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS
Net income (GAAP)	$1,650	1.04	1,621	1.01	1,448	0.95	1,263	0.96	1,252	0.95	3%	9
Net merger-related and restructuring expenses	48	0.03	31	0.02	53	0.04	55	0.04	47	0.03	50	—

Earnings excluding merger-related and restructuring expenses	1,698	1.07	1,652	1.03	1,501	0.99	1,318	1.00	1,299	0.98	4	9
Deposit base and other intangible amortization	69	0.04	72	0.05	74	0.05	62	0.05	67	0.05	(20)	(20)

Earnings excluding merger-related and restructuring expenses, and other intangible amortization	$1,767	1.11	1,724	1.08	1,575	1.04	1,380	1.05	1,366	1.03	3%	8

Key Points

•	Expect remaining amortization of existing intangibles for 2005: 3Q05 $0.04; 4Q05 $0.04

(See Appendix, page 16 for further detail)

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Wachovia 2Q05 Quarterly Earnings Report

Summary Results

Earnings Summary	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04	Combined
(In millions, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2 Q 04	2 Q 05 vs 2 Q 04
Net interest income (Tax-equivalent)	$3,411	3,474	3,357	3,028	2,903	(2)%	17	$3,325	3%
Fee and other income	2,977	2,995	2,804	2,601	2,607	(1)	14	2,837	5

Total revenue (Tax-equivalent)	6,388	6,469	6,161	5,629	5,510	(1)	16	6,162	4
Provision for credit losses	50	36	109	43	61	39	(18)	90	(44)
Other noninterest expense	3,591	3,696	3,605	3,445	3,286	(3)	9	3,619	(1)
Merger-related and restructuring expenses	90	61	116	127	102	48	(12)	102	(12)
Other intangible amortization	107	115	113	99	107	(7)	—	141	(24)

Total noninterest expense	3,788	3,872	3,834	3,671	3,495	(2)	8	3,862	(2)
Minority interest in income of consolidated subsidiaries	71	64	54	28	45	11	58	45	58

Income before income taxes (Tax-equivalent)	2,479	2,497	2,164	1,887	1,909	(1)	30	2,165	15
Income taxes (Tax-equivalent)	829	876	716	624	657	(5)	26	738	12

Net income	$1,650	1,621	1,448	1,263	1,252	2%	32	$1,427	16%

Diluted earnings per common share	$1.04	1.01	0.95	0.96	0.95	3%	9
Dividend payout ratio on common shares	44.23%	45.54	48.42	41.67	42.11	—	—
Return on average common stockholders’ equity	14.04	13.92	13.50	15.12	15.49	—	—
Return on average assets	1.31	1.31	1.22	1.18	1.22	—	—
Overhead efficiency ratio (Tax-equivalent)	59.29%	59.86	62.23	65.20	63.46	—	—	62.71%	—%
Operating leverage (Tax-equivalent)	$5	269	368	(55)	(11)	(98)%	—

Key Points

•	Revenues declined 1% on lower equity gains and trading results; up 16% from 2Q04 driven by the addition of SouthTrust

—	Up 4% from Combined 2Q04 on growth in both fees and net interest income

•	Net interest income decreased $63 million reflecting lower trading-related income, lower reinvestment spreads and lower hedge-related derivatives income; up $508 million from 2Q04 largely due to addition of SouthTrust

—	Grew $86 million, or 3%, from Combined 2Q04 reflecting growth in core deposits and loans

•	Fee and other income declined $18 million; up $370 million from 2Q04 including SouthTrust impact

—	Investment portfolio securities gains offset weak trading results, auto securitization activity, and Efficiency Initiative implementation costs

—	1Q05 results included gains of $160 million relating to equity sale and sale of a U.K. business

—	Results up 5% from Combined 2Q04

•	Other noninterest expense decreased 3% reflecting lower revenue-based incentives, legal costs and corporate contributions

(See Appendix, pages 16- 20 for further detail)

MINORITY INTEREST IN PRE-TAX INCOME OF CONSOLIDATED ENTITIES IS ACCOUNTED FOR AS AN EXPENSE ON OUR INCOME STATEMENT. MINORITY INTEREST INCLUDES THE EXPENSE REPRESENTED BY PRUDENTIAL FINANCIAL, INC.’S 38% OWNERSHIP INTEREST IN WACHOVIA SECURITIES FINANCIAL HOLDINGS, LLC (WSFH), IN ADDITION TO THE EXPENSE ASSOCIATED WITH OTHER MINORITY INTERESTS IN OUR CONSOLIDATED SUBSIDIARIES.

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Wachovia 2Q05 Quarterly Earnings Report

Other Financial Measures

Performance Highlights

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04
(Dollars in millions, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Earnings excluding merger-related and restructuring expenses (a)(b)
Net income	$1,698	1,652	1,501	1,318	1,299	3%	31
Return on average assets	1.35%	1.34	1.26	1.24	1.27	—	—
Return on average common stockholders’ equity	14.43	14.19	13.95	15.72	16.04	—	—
Overhead efficiency ratio (Tax-equivalent)	57.87	58.92	60.34	62.96	61.60	—	—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	52.87%	54.14	55.01	57.56	55.50	—	—
Operating leverage (Tax-equivalent)	$35	214	358	(30)	(8)	(84)%	—

Earnings excluding merger-related and restructuring expenses, and other intangible amortization (a)(b)
Net income	$1,767	1,724	1,575	1,380	1,366	2%	29
Dividend payout ratio on common shares	41.44%	42.59	44.23	38.10	38.83	—	—
Return on average tangible assets	1.48	1.46	1.38	1.33	1.38	—	—
Return on average tangible common stockholders’ equity	29.50	28.86	26.59	26.28	27.15	—	—
Overhead efficiency ratio (Tax-equivalent)	56.19	57.15	58.50	61.20	59.66	—	—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	50.86%	52.03	52.78	55.43	53.12	—	—
Operating leverage (Tax-equivalent)	$27	215	373	(38)	(13)	(87)%	—

Other financial data
Net interest margin	3.23%	3.31	3.37	3.36	3.37	—	—
Fee and other income as % of total revenue	46.60	46.30	45.50	46.21	47.33	—	—
Effective income tax rate	32.02	33.42	31.20	30.71	32.19	—	—
Tax rate (Tax-equivalent) (c)	33.50%	35.05	33.14	33.04	34.44	—	—

Asset quality
Allowance for loan losses as % of loans, net	1.18%	1.20	1.23	1.33	1.35	—	—
Allowance for loan losses as % of nonperforming assets	284	262	251	258	241	—	—
Allowance for credit losses as % of loans, net	1.25	1.27	1.30	1.41	1.43	—	—
Net charge-offs as % of average loans, net	0.09	0.08	0.23	0.15	0.17	—	—
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	0.44%	0.50	0.53	0.50	0.55	—	—

Capital adequacy
Tier 1 capital ratio (d)	7.89%	7.91	8.01	8.34	8.36	—	—
Tangible capital ratio (including FAS 115/133)	5.05	4.84	5.15	5.06	4.96	—	—
Tangible capital ratio (excluding FAS 115/133)	4.93	4.84	4.99	4.84	4.85	—	—
Leverage ratio (d)	6.10%	5.99	6.38	6.21	6.23	—	—

Other
Average diluted common shares	1,591	1,603	1,518	1,316	1,320	(1)%	21
Actual common shares	1,577	1,576	1,588	1,308	1,309	—	20
Dividends paid per common share	$0.46	0.46	0.46	0.40	0.40	—	15
Book value per common share	30.37	29.48	29.79	25.92	24.93	3	22
Common stock price	49.60	50.91	52.60	46.95	44.50	(3)	11
Market capitalization	$78,236	80,256	83,537	61,395	58,268	(3)	34
Common stock price to book value	163%	173	177	181	178	—	—
FTE employees	93,385	93,669	96,030	84,503	85,042	—	10
Total financial centers/brokerage offices	3,825	3,970	3,971	3,215	3,239	(4)	18
ATMs	5,089	5,234	5,321	4,395	4,396	(3)%	16

(a)	See tables on page 3, and on pages 38 through 41 for reconciliation to earnings prepared in accordance with GAAP.
(b)	See page 4 for the most directly comparable GAAP financial measure and pages 38 through 41 for reconciliation to earnings prepared in accordance with GAAP.
(c)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.
(d)	The second quarter of 2005 is based on estimates.

Key Points

•	Cash overhead efficiency ratio improved 96 bps to 56.19%

•	Net interest margin decreased 8 bps to 3.23% reflecting growth in lower spread commercial loans, spread compression in trading portfolios, discretionary reduction in off-balance sheet positions, and margin compression in the balance sheet

•	Tax-equivalent tax rate decreased to 33.50% primarily due to a favorable state tax settlement

•	Tangible capital and leverage ratios improved

•	Average diluted shares decreased 12 million reflecting the effect of open market purchases of 20.4 million shares at an average cost of $53.95 per share in 1Q05 and 4.9 million shares at an average cost of $50.84 per share in 2Q05, partially offset by the net effect of employee stock option activity

(See Appendix, pages 16-20 for further detail)

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Wachovia 2Q05 Quarterly Earnings Report

Loan and Deposit Growth

Average Balance Sheet Data

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04	Combined
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2 Q 04	2 Q 05 vs 2 Q 04
Assets
Trading assets	$31,879	35,147	36,517	32,052	26,135	(9)%	22	$26,303	21%
Securities	115,006	114,961	103,879	101,493	100,209	—	15	111,375	3
Commercial loans, net
General Bank	80,401	78,770	69,622	53,088	52,086	2	54	76,603	5
Corporate and Investment Bank	37,970	36,911	35,302	32,903	29,545	3	29	31,031	22
Other	12,824	12,022	11,675	10,869	10,476	7	22	11,078	16

Total commercial loans, net	131,195	127,703	116,599	96,860	92,107	3	42	118,712	11
Consumer loans, net	92,686	93,472	79,928	71,692	71,535	(1)	30	81,335	14

Total loans, net	223,881	221,175	196,527	168,552	163,642	1	37	200,047	12

Loans held for sale	14,024	12,869	21,405	17,119	15,603	9	(10)	16,209	(13)
Other earning assets (a)	37,744	36,895	39,162	40,693	39,258	2	(4)	39,281	(4)

Total earning assets	422,534	421,047	397,490	359,909	344,847	—	23	393,215	7
Cash	12,389	12,661	11,870	11,159	11,254	(2)	10	12,242	1
Other assets	68,438	66,778	63,071	53,331	54,973	2	24	68,007	1

Total assets	$503,361	500,486	472,431	424,399	411,074	1%	22	$473,464	6%

Liabilities and Stockholders’ Equity
Core interest-bearing deposits	213,167	210,553	202,398	181,556	173,343	1	23	195,767	9
Foreign and other time deposits	21,856	23,579	19,424	15,256	14,883	(7)	47	23,708	(8)

Total interest-bearing deposits	235,023	234,132	221,822	196,812	188,226	—	25	219,475	7
Short-term borrowings	84,691	83,999	77,657	77,547	75,586	1	12	79,699	6
Long-term debt	48,114	47,385	44,010	39,951	37,840	2	27	44,648	8

Total interest-bearing liabilities	367,828	365,516	343,489	314,310	301,652	1	22	343,822	7
Noninterest-bearing deposits	62,171	60,542	58,229	51,433	50,466	3	23	55,856	11
Other liabilities	26,248	27,197	28,069	25,410	26,460	(3)	(1)	27,449	(4)

Total liabilities	456,247	453,255	429,787	391,153	378,578	1	21	427,127	7
Stockholders’ equity	47,114	47,231	42,644	33,246	32,496	—	45	46,337	2

Total liabilities and stockholders’ equity	$503,361	500,486	472,431	424,399	411,074	1%	22	$473,464	6%

(a) Includes interest-bearing bank balances, federal funds sold and securities purchased under resale agreements.

Memoranda
Low-cost core deposits	$226,713	224,009	216,821	194,404	184,094	1%	23	$204,277	11%
Other core deposits	48,625	47,086	43,806	38,585	39,715	3	22	47,346	3

Total core deposits	$275,338	271,095	260,627	232,989	223,809	2%	23	$251,623	9%

Key Points

•	Trading assets decreased 9%; average VAR remained stable at $19 million

•	Securities remained stable at $115 billion; up 15% from 2Q04 reflecting the addition of SouthTrust

—	Average duration of investment securities decreased to 2.1 years from 3.1 years at 1Q05

•	Commercial loans increased $3.5 billion, or 3%, as growth in middle-market commercial and large corporate was somewhat offset by lower commercial real estate balances; Combined commercial loans up 11% reflecting strength in large corporate and middle-market lending

—	Originated $6.8 billion of General Bank commercial real estate loans in 2Q05; up 108%

•	Consumer loans decreased 1% reflecting sale and securitization activity; Combined consumer loans up $11.4 billion largely reflecting transfer of $9.2 billion in real-estate secured loans from held for sale at end of 4Q04

—	Originated $16.4 billion of consumer loans in 2Q05 up 14%; originated $56.3 billion since 2Q04

•	Total earning assets include $13.3 billion of consumer loans held for sale and $5.7 billion of margin loans

—	Loans held for sale increased $1.2 billion reflecting the 1Q05 transfer of $1.1 billion of auto loans from the loan portfolio; securitized $1.0 billion of real-estate secured loans from loans held for sale and $1.0 billion of auto loans in 2Q05

•	Core deposits were up 2% and up 23% from 2Q04 driven by the addition of SouthTrust

—	Up $23.7 billion, or 9% vs. Combined 2Q04, driven by growth in DDAs, interest checking and $5.6 billion growth in FDIC-insured sweep deposits

(See Appendix, pages 17-18 for further detail)

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Wachovia 2Q05 Quarterly Earnings Report

Fee and Other Income

Fee and Other Income

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04	Combined
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2 Q 04	2 Q 05 vs 2 Q 04
Service charges	$528	513	519	499	489	3%	8	$556	(5)%
Other banking fees	355	351	343	313	301	1	18	344	3
Commissions	603	599	620	568	657	1	(8)	666	(9)
Fiduciary and asset management fees	728	714	700	668	700	2	4	708	3
Advisory, underwriting and other investment banking fees	257	233	271	237	203	10	27	203	27
Trading account profits (losses)	17	99	(16)	(60)	34	(83)	(50)	36	(53)
Principal investing	41	59	7	201	15	(31)	—	15	—
Securities gains (losses)	136	(2)	23	(71)	36	—	—	42	—
Other income	312	429	337	246	172	(27)	81	267	17

Total fee and other income	$2,977	2,995	2,804	2,601	2,607	(1)%	14	$2,837	5%

Key Points

•	Fee and other income declined 1% and increased 14% vs. 2Q04

—	Up $140 million, or 5%, from Combined 2Q04 reflecting higher advisory, underwriting and other investment banking fees as well as securities gains

•	Service charges increased 3% and grew 8% from 2Q04 reflecting the merger with SouthTrust

—	Consumer up 9%, commercial down 3% from 1Q05

—	Results down 5% from Combined 2Q04 driven largely by lower commercial DDA service charges

•	Other banking fees rose 1%; up 18% over 2Q04 largely reflecting merger with SouthTrust

—	Combined results up 3% driven by higher interchange fees

•	Commissions increased 1% linked quarter on the acquisition of the insurance broker Palmer & Cay, partially offset by lower retail brokerage volume; down 8% from 2Q04

•	Fiduciary and asset management fees increased 2% primarily on growth in retail brokerage managed fee account assets; up 4% vs. 2Q04

•	Advisory, underwriting and other investment banking fees grew 10% and were up 27% from 2Q04

—	Linked quarter reflects growth in M&A and loan syndications partially offset by a decline in high-yield origination fees from an exceptionally strong 1Q05

•	Trading account profits were $17 million versus $99 million in 1Q05 due to credit spread behavior and lower structured products activity from strong 1Q05 levels

•	Net securities gains of $136 million included $94 million of gains from actions taken in the investment portfolio and $42 million of gains primarily tied to structured products activity

•	Other income declined $117 million from 1Q05 results that were principally driven by gains on the sales of equities

(See Appendix, page 19 for further detail)

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Wachovia 2Q05 Quarterly Earnings Report

Noninterest Expense

Noninterest Expense

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04	Combined
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2 Q 04	2 Q 05 vs 2 Q 04
Salaries and employee benefits	$2,324	2,401	2,239	2,118	2,164	(3)%	7	$2,348	(1)%
Occupancy	271	250	260	234	224	8	21	252	8
Equipment	269	265	272	268	253	2	6	275	(2)
Advertising	48	44	51	46	48	9	—	51	(6)
Communications and supplies	158	162	163	149	157	(2)	1	171	(8)
Professional and consulting fees	155	127	179	134	126	22	23	154	1
Sundry expense	366	447	441	496	314	(18)	17	368	(1)

Other noninterest expense	3,591	3,696	3,605	3,445	3,286	(3)	9	3,619	(1)
Merger-related and restructuring expenses	90	61	116	127	102	48	(12)	102	(12)
Other intangible amortization	107	115	113	99	107	(7)	—	141	(24)

Total noninterest expense	$3,788	3,872	3,834	3,671	3,495	(2)%	8	$3,862	(2)%

Key Points

•	Other noninterest expense declined 3% and rose 9% vs. 2Q04; decreased 1% from Combined 2Q04

•	Salaries and employee benefits were 3% lower driven by lower revenue-based incentives largely in the Corporate and Investment Bank

•	Occupancy expense increased $21 million largely reflecting higher rent expense as well as the addition of 17 de novo branches in the quarter

•	Professional and consulting fees increased $28 million, or 22%, reflecting seasonality and costs associated with implementation of our Efficiency Initiative; up 1% vs. Combined 2Q04

•	Sundry expense declined 18% from 1Q05 which included higher legal costs and $25 million in corporate contributions; decreased 1% from Combined 2Q04 on lower travel and entertainment expense

(See Appendix, page 20 for further detail)

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Wachovia 2Q05 Quarterly Earnings Report

Consolidated Results—Segment Summary

Wachovia Corporation

Performance Summary

	Total Corporation		2 Q 05 vs. 2 Q 04	General Bank		2 Q 05 vs. 2 Q 04
(In millions)	Actual 2Q05	Combined 2Q04		Actual 2Q05	Combined 2Q04
Income statement data
Net interest income (Tax-equivalent)	$3,411	3,325	3%	$2,407	2,262	6%
Fee and other income	2,977	2,837	5	686	717	(4)
Intersegment revenue	—	—	—	49	41	—
Total revenue (Tax-equivalent)	6,388	6,162	4	3,142	3,020	4
Provision for credit losses	50	90	(44)	68	89	(24)
Noninterest expense	3,698	3,730	(1)	1,515	1,587	(5)
Minority interest	85	70	21	—	—	—
Income taxes (Tax-equivalent)	857	778	10	571	489	17
Segment earnings (a)	$1,698	1,494	14%	$988	855	16%

(a)	Segment earnings of $1,698 million and $1,494 million exclude after tax merger-related and restructuring expenses of $48 million and a Combined $67 million, respectively.

Performance and other data
Cash overhead efficiency ratio (Tax-equivalent)	56.19%	58.76	—	48.18%	51.96	—
Average loans, net	$223,881	200,047	12%	$161,609	152,539	6%
Average core deposits	$275,338	251,623	9%	$205,495	191,890	7%

Wachovia Corporation Performance Summary
	Segment Earnings		2 Q 05 vs. 2 Q 04
(In millions)	Actual 2 Q 05	Combined 2 Q 04
Capital Management	$157	140	12%
Wealth Management	68	54	26
Corporate and Investment Bank	$357	426	(16)%

Wachovia Corporation Performance Summary
	Three Months Ended June 30, 2005
(Dollars in millions)	General Bank	Capital Management	Wealth Management	Corporate and Investment Bank	Parent	Merger- Related and Restructuring Expenses	Total Corporation
Income statement data
Total revenue (Tax-equivalent)	$3,142	1,337	329	1,272	308	—	6,388
Noninterest expense	1,515	1,089	222	711	161	90	3,788
Minority interest	—	—	—	—	85	(14)	71
Segment earnings	$988	157	68	357	128	(48)	1,650

Performance and other data
Economic profit	$759	118	50	176	116	—	1,219
Risk adjusted return on capital (RAROC)	54.62%	45.09	49.60	23.88	30.05	—	40.10
Economic capital, average	$6,981	1,394	522	5,483	2,424	—	16,804
Cash overhead efficiency ratio (Tax-equivalent)	48.18%	81.48	67.39	55.85	17.63	—	56.19
FTE employees	41,466	18,504	4,737	4,845	23,833	—	93,385

Business mix/Economic capital
Based on total revenue	49.19%	20.93	5.15	19.91
Based on segment earnings	58.19	9.25	4.00	21.02
Average economic capital change (2Q05 vs. 2Q04)	35%	1	14	22

Page-9

Wachovia 2Q05 Quarterly Earnings Report

General Bank

This segment includes Retail and Small Business, and Commercial.

General Bank Performance Summary
	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04	Combined
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2Q04	2 Q 05 vs 2 Q 04
Income statement data
Net interest income (Tax-equivalent)	$2,407	2,359	2,283	1,982	1,891	2%	27	$2,262	6%
Fee and other income	686	684	659	602	601	—	14	717	(4)
Intersegment revenue	49	43	47	43	40	14	23	41	20

Total revenue (Tax-equivalent)	3,142	3,086	2,989	2,627	2,532	2	24	3,020	4
Provision for credit losses	68	57	107	74	65	19	5	89	(24)
Noninterest expense	1,515	1,544	1,525	1,362	1,305	(2)	16	1,587	(5)
Income taxes (Tax-equivalent)	571	546	492	433	422	5	35	489	17

Segment earnings	$988	939	865	758	740	5%	34	$855	16%

Performance and other data
Economic profit	$759	696	667	590	565	9%	34
Risk adjusted return on capital (RAROC)	54.62%	50.97	52.13	56.88	54.90	—	—
Economic capital, average	$6,981	7,063	6,447	5,123	5,167	(1)	35
Cash overhead efficiency ratio (Tax-equivalent)	48.18%	50.06	51.01	51.85	51.54	—	—	51.96%	—%
Lending commitments	$101,380	96,559	93,608	76,592	73,372	5	38
Average loans, net	161,609	159,376	146,933	124,663	122,108	1	32	$152,539	6%
Average core deposits	$205,495	201,487	191,266	169,812	166,021	2	24	$191,890	7%
FTE employees	41,466	42,263	43,404	34,519	34,529	(2)%	20

General Bank Key Metrics	2005		2004
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04
Customer overall satisfaction score (a)	6.63	6.62	6.59	6.57	6.57	—%	1
New/Lost ratio	1.31	1.38	1.45	1.44	1.38	(5)	(5)
Online active customers (In thousands) (b)	3,011	2,862	2,736	2,548	2,514	5	20
Financial centers	3,126	3,277	3,283	2,507	2,519	(5)%	24

(a)	Gallup survey measured on a 1-7 scale; 6.4 = “best in class”.

(b)	Retail and small business.

SouthTrust Integration	2005		2004
(Dollars in millions)	Second Quarter	First Quarter		Cumulative Total	Goal	% of Goal Complete
Merger costs	$111	124	101	336	$700	48%
Position reductions	849	1,597	733	3,159	4,300	74
Branches consolidated	160	—	—	160	175-200	—%

Record segment earnings of $988 million, up 5% and up 34% from 2Q04

•	Revenue of $3.1 billion, up 2% on strong deposit growth; up 24% from 2Q04 driven by the addition of SouthTrust

—	Net interest income up 2% and up 27% from 2Q04; up 6% from Combined 2Q04 on loan and deposit growth

—	Fees relatively flat, as improvement in consumer DDA charges and interchange fees was muted by lower mortgage income and the effect of higher earnings credit rates on commercial DDA charges

•	Expenses decreased 2% reflecting merger efficiencies and overall expense control; up 16% from 2Q04

—	Combined expenses down 5% from 2Q04 reflecting SouthTrust merger savings and focus on improving efficiency

•	Average loans up 1% on 10% annualized wholesale growth

—	Combined loans up 6% vs. 2Q04, with growth evenly split between commercial and consumer

•	Average core deposits up 2% on interest checking, DDA and CD growth

—	Combined core deposits up 7% vs. 2Q04; strength in interest checking, DDAs and CDs

•	Sustained industry-leading customer satisfaction scores and record customer loyalty

•	Merger integration on-track; deposit conversion successfully completed in overlap states

(See Appendix, pages 21 – 23 for further discussion of business unit results)

Page-10

Wachovia 2Q05 Quarterly Earnings Report

Capital Management

This segment includes Asset Management and Retail Brokerage Services.

Capital Management Performance Summary
	2005		2004					Combined
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04	2 Q 04	2 Q 05 vs 2 Q 04
Income statement data
Net interest income (Tax-equivalent)	$160	159	161	158	135	1%	19	$139	15%
Fee and other income	1,189	1,189	1,212	1,123	1,236	—	(4)	1,249	(5)
Intersegment revenue	(12)	(12)	(10)	(13)	(11)	—	(9)	(12)	—

Total revenue (Tax-equivalent)	1,337	1,336	1,363	1,268	1,360	—	(2)	1,376	(3)
Provision for credit losses	—	—	—	—	—	—	—	—	—
Noninterest expense	1,089	1,093	1,143	1,095	1,141	—	(5)	1,155	(6)
Income taxes (Tax-equivalent)	91	89	81	62	80	2	14	81	12

Segment earnings	$157	154	139	111	139	2%	13	$140	12%

Performance and other data
Economic profit	$118	116	101	74	102	2%	16
Risk adjusted return on capital (RAROC)	45.09%	44.19	39.02	33.56	40.67	—	—
Economic capital, average	$1,394	1,412	1,422	1,313	1,380	(1)	1
Cash overhead efficiency ratio (Tax-equivalent)	81.48%	81.81	83.93	86.29	83.90	—	—	84.02%	—%
Lending commitments	$176	148	119	107	103	19	71
Average loans, net	689	641	673	643	522	7	32	$522	32%
Average core deposits	$31,160	32,367	32,246	29,866	25,533	(4)	22	$26,242	19%
FTE employees	18,504	18,932	19,819	19,696	19,867	(2)%	(7)

Capital Management Key Metrics	2005		2004
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04
Separate account assets	$152,461	151,790	149,913	142,407	143,368	—%	6
Mutual fund assets	101,523	100,433	106,408	106,831	104,217	1	(3)

Total assets under management (a)	253,984	252,223	256,321	249,238	247,585	1	3
Securities lending	47,948	45,200	40,885	36,123	36,500	6	31

Total assets under management
and securities lending	$301,932	297,423	297,206	285,361	284,085	2	6

Gross fluctuating mutual fund sales	$2,946	3,717	3,048	2,830	3,884	(21)	(24)

Full-service financial advisors series 7	7,833	7,883	8,017	7,964	8,009	(1)	(2)
Financial center advisors series 6	2,456	2,451	2,502	2,594	2,871	—	(14)
Broker client assets	$655,600	644,700	652,500	615,900	618,800	2	6
Customer receivables including margin loans	$5,667	5,658	6,028	6,050	6,161	—	(8)
Traditional brokerage offices	699	693	688	708	720	1	(3)
Banking centers with brokerage services	2,136	2,207	2,237	1,834	1,955	(3)%	9

(a) Includes $65 billion in assets managed for Wealth Management which are also reported in that segment.

Retail Brokerage Integration	2005
(Dollars in millions)	Second Quarter	First Quarter	2004	2003	Cumulative Total	Goal		% of Goal Complete
Merger costs	$(25)	28	695	203	901	1,020	(a)	88
Position reductions	33	274	1,521	84	1,912	1,750		109
Real estate square footage reduction (In millions)	0.2	0.2	1.8	0.5	2.7	2.7		100
Branches consolidated	4	3	119	22	148	144		103

(a)	Lowered original estimate of $1.128 billion by $108 million.

Record segment earnings of $157 million, up 2% and 13% from 2Q04

•	Total revenue flat linked quarter; down 2% from 2Q04 driven by a $21 million decrease relating to divested businesses

—	Higher recurring and other income, including managed account fees, were offset by lower retail brokerage commissions

•	Expenses were flat and declined 5% from 2Q04 reflecting continued efficiencies gained from retail brokerage transaction

•	Overhead efficiency ratio improved to 81.48% from 83.90% in 2Q04; FTEs down 7% from 2Q04 related to retail brokerage integration activities

•	AUM grew 1% on higher market valuations and positive institutional money market sales

•	Retail brokerage merger integration complete; one-time costs more than $100 million lower than anticipated

(See Appendix, pages 24—25 for further discussion of business unit results)

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Wachovia 2Q05 Quarterly Earnings Report

Wealth Management

This segment includes Private Banking, Personal Trust, Investment Advisory Services, Charitable Services, Financial Planning, and Insurance Brokerage (property and casualty, and high net worth life).

Wealth Management

Performance Summary

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04	Combined
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2 Q 04	2 Q 05 vs 2 Q 04
Income statement data
Net interest income (Tax-equivalent)	$143	140	137	129	118	2%	21	$124	15%
Fee and other income	185	146	150	145	153	27	21	158	17
Intersegment revenue	1	2	1	2	1	(50)	—	1	—

Total revenue (Tax-equivalent)	329	288	288	276	272	14	21	283	16
Provision for credit losses	—	(1)	—	(1)	—	—	—	—	—
Noninterest expense	222	191	201	192	193	16	15	199	12
Income taxes (Tax-equivalent)	39	36	30	33	28	8	39	30	30

Segment earnings	$68	62	57	52	51	10%	33	$54	26%

Performance and other data
Economic profit	$50	45	38	36	33	11%	52
Risk adjusted return on capital (RAROC)	49.60%	49.10	41.58	41.74	40.35	—	—
Economic capital, average	$522	480	493	456	458	9	14
Cash overhead efficiency ratio (Tax-equivalent)	67.39%	66.24	69.54	70.09	70.89	—	—	70.16%	—%
Lending commitments	$5,154	4,862	4,711	4,390	4,342	6	19
Average loans, net	13,546	12,801	12,015	11,173	10,593	6	28	$11,107	22%
Average core deposits	$13,192	13,255	12,867	12,201	11,835	—	11	$12,198	8%
FTE employees	4,737	3,878	3,911	3,671	3,715	22%	28

Wealth Management Key Metrics

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Investment assets under administration	$122,488	120,706	119,582	107,750	108,739	1%	13

Assets under management (a)	$64,907	64,606	64,673	58,692	59,401	—	9

Client relationships	50,336	55,721	56,522	52,543	67,242	(10)	(25)
Wealth Management advisors	962	1,004	987	951	1,011	(4)%	(5)

(a)	These assets are managed by and reported in Capital Management. Historical periods have been restated to reflect the transfer of assets from Wealth Management to other channels that best meet client needs.

Record segment earnings of $68 million, up 10% and 33% from 2Q04

•	Net interest income up 2% on loan growth of 6%; up 21% from 2Q04 including the impact of the SouthTrust merger

•	Fee and other income rose $39 million, or 27%, on stronger trust and investment management fees, insurance commissions and the addition of $30 million in Palmer & Cay commissions; up 21% from 2Q04 due primarily to acquisition of Palmer & Cay

•	Expenses increased $31 million, or 16%, and 15% from 2Q04, reflecting $26 million in added expenses due to the Palmer & Cay acquisition

•	AUM rose modestly on higher average market values; up 9% from 2Q04 due primarily to the impact of the SouthTrust merger and the acquisition of Tanager Financial Services

(See Appendix, page 26 for further discussion of business unit results)

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Wachovia 2Q05 Quarterly Earnings Report

Corporate and Investment Bank

This segment includes Corporate Lending, Investment Banking, and Treasury and International Trade Finance.

Corporate and Investment Bank

Performance Summary

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04	Combined
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2 Q 04	2 Q 05 vs 2 Q 04
Income statement data
Net interest income (Tax-equivalent)	$522	590	621	587	603	(12)%	(13)	$607	(14)%
Fee and other income	789	978	683	785	713	(19)	11	721	9
Intersegment revenue	(39)	(34)	(38)	(33)	(30)	15	30	(30)	30

Total revenue (Tax-equivalent)	1,272	1,534	1,266	1,339	1,286	(17)	(1)	1,298	(2)
Provision for credit losses	(8)	(3)	4	(15)	(4)	—	—	(4)	—
Noninterest expense	711	732	658	680	619	(3)	15	627	13
Income taxes (Tax-equivalent)	212	299	223	248	247	(29)	(14)	249	(15)

Segment earnings	$357	506	381	426	424	(29)%	(16)	$426	(16)%

Performance and other data
Economic profit	$176	343	227	268	273	(49)%	(36)
Risk adjusted return on capital (RAROC)	23.88%	38.25	29.74	34.22	35.35	—	—
Economic capital, average	$5,483	5,109	4,807	4,603	4,505	7	22
Cash overhead efficiency ratio (Tax-equivalent)	55.85%	47.73	52.01	50.81	48.11	—	—	48.27%	—%
Lending commitments	$94,338	84,495	84,052	77,007	75,295	12	25
Average loans, net	37,972	36,916	35,308	32,909	29,552	3	28	$31,039	22%
Average core deposits	$22,505	20,883	21,035	18,623	17,927	8	26	$18,046	25%
FTE employees	4,845	4,623	4,723	4,548	4,521	5%	7

Corporate and Investment Bank

Sub-segment Revenue

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Investment Banking	$713	802	655	773	616	(11)%	16
Corporate Lending	321	485	360	323	431	(34)	(26)
Treasury and International Trade Finance	238	247	251	243	239	(4)	—

Total revenue (Tax-equivalent)	$1,272	1,534	1,266	1,339	1,286	(17)%	(1)

Memoranda
Total net trading revenue (Tax-equivalent)	$189	303	230	184	254	(38)%	(26)

Segment earnings of $357 million, down $149 million from 1Q05 which included $122 million gain on sale of equity

•	Revenue of $1.3 billion decreased 17% and 1% from 2Q04

—	Net interest income down 12% driven by lower trading assets and trading book spread compression

—	Fee and other income decreased 19% from 1Q05 as strength in structured products, M&A and loan syndications was more than offset by decreases in asset sale gains, trading profits and principal investing

—	Origination pipelines reflect strong momentum

•	Expenses decreased 3% largely on lower revenue-based incentive costs; increased 15% from 2Q04 reflecting higher personnel costs associated with increased strategic hiring and merit increases

—	FTEs up 324 from 2Q04

•	Average loans increased $1.1 billion linked quarter driven by growth in large corporate lending and structured products; average loans increased $8.4 billion from 2Q04 largely due to the 2Q04 resolution of commercial leasing tax matters, the addition of SouthTrust and growth in large corporate loans

(See Appendix, pages 27 – 29 for further discussion of business unit results)

Page-13

Wachovia 2Q05 Quarterly Earnings Report

Asset Quality

Asset Quality

	2005		2004			2 Q 05 vs 1Q05	2 Q 05 vs 2Q04
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Nonperforming assets
Nonaccrual loans	$819	910	955	798	863	(10)%	(5)
Foreclosed properties	138	132	145	101	104	5	33

Total nonperforming assets	$957	1,042	1,100	899	967	(8)%	(1)

as % of loans, net and foreclosed properties	0.42%	0.46	0.49	0.51	0.56	—	—

Nonperforming assets in loans held for sale	$111	159	157	57	68	(30)%	63

Total nonperforming assets in loans and in loans held for sale	$1,068	1,201	1,257	956	1,035	(11)%	3

as % of loans, net, foreclosed properties and loans held for sale	0.44%	0.50	0.53	0.50	0.55	—	—

Allowance for credit losses (a)
Allowance for loan losses, beginning of period	$2,732	2,757	2,324	2,331	2,338	(1)%	17
Balance of acquired entity at purchase date	—	—	510	—	—	—	—
Net charge-offs	(51)	(46)	(115)	(65)	(68)	11	(25)
Allowance relating to loans transferred or sold	(11)	(13)	(51)	3	(3)	(15)	—
Provision for credit losses related to loans transferred or sold (b)	—	1	(6)	(8)	(9)	—	—
Provision for credit losses	48	33	95	63	73	45	(34)

Allowance for loan losses, end of period	2,718	2,732	2,757	2,324	2,331	(1)	17

Reserve for unfunded lending commitments, beginning of period	156	154	134	146	149	1	5
Provision for credit losses	2	2	20	(12)	(3)	—	—

Reserve for unfunded lending commitments, end of period	158	156	154	134	146	1	8

Allowance for credit losses	$2,876	2,888	2,911	2,458	2,477	—%	16

Allowance for loan losses
as % of loans, net	1.18%	1.20	1.23	1.33	1.35	—	—
as % of nonaccrual and restructured loans (c)	332	300	289	291	270	—	—
as % of nonperforming assets (c)	284	262	251	258	241	—	—
Allowance for credit losses
as % of loans, net	1.25%	1.27	1.30	1.41	1.43	—	—

Net charge-offs	$51	46	115	65	68	11%	(25)
Commercial, as % of average commercial	0.03%	0.00	0.20	0.05	0.08	—	—
Consumer, as % of average consumer loans	0.18%	0.19	0.28	0.30	0.28	—	—
Total, as % of average loans, net	0.09%	0.08	0.23	0.15	0.17	—	—

Past due loans, 90 days and over, and nonaccrual loans (c)
Commercial, as a % of loans, net	0.45%	0.50	0.56	0.57	0.66	—	—
Consumer, as a % of loans, net	0.77%	0.80	0.80	0.89	0.86	—	—

(a)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.
(b)	The provision related to loans transferred or sold includes recovery of lower of cost or market losses.
(c)	These ratios do not include nonperforming assets included in loans held for sale.

Key Points

•	Total NPAs declined to a record low 44 bps

•	Provision expense of $50 million increased $14 million; declined $11 million, or 18%, from 2Q04

•	Net charge-offs of $51 million, or 9 bps of average loans, increased $5 million reflecting gross charge-offs of $110 million, or 20 bps

•	Allowance for loan losses totaled $2.7 billion or 1.18% of net loans and reflects high quality loan portfolio

—	Allowance for credit losses down $12 million reflecting $11 million reduction relating to $137 million of commercial loans sold

—	Allowance for loan losses to nonaccrual loans increased to 332% vs. 300% in 1Q05

(See Appendix, pages 31-33 for further detail)

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Wachovia 2Q05 Quarterly Earnings Report

2005 Full Year Outlook

Economic Assumptions for Full-Year 2005

	Jan 19 Estimate	Current
Real GDP Growth	3.30%	3.00%
Inflation (CPI)	2.80%	3.00%
Fed Funds (at DEC 2005)	3.25%	4.00%
10 Year Treasury Bond (at Dec 2005)	4.50%	4.25%
S&P 500 (at DEC 2005)	6.00%	YTD 2%

Denotes update to outlook

(Versus “Combined” Full-year 2004 Unless Otherwise Noted)

	“Combined” 2004 (1)	2005 Outlook
Net Interest Income (TE)	$13.6 billion	Expected % growth in low single digits

Net Interest Margin	3.42%	Expected to decline 10 - 15 bps; stable in second half

Fee Income	$11.4 billion	Anticipate % growth in high single digits

Noninterest Expense (2)	$15.4 billion	Expected % growth flat to down slightly

Reflects estimated $250 million and $250 million, respectively, of incremental expense savings relating to SouthTrust and retail brokerage integration, as well as approximately $150 million relating to our efficiency initiative

Minority Interest Expense (2)	$297 million	Expected 3.0% - 3.5% of pre-tax income (3)

Loans	$202,263 million	Expect low teens % growth

	$81,257 million	Consumer low-to-mid teens % growth

	$121,006 million	Commercial high single digits% growth

Net Charge-offs	19 bps	10 - 20 bps of average net loans range

Provision expected to be within this range

Effective Tax Rate	33.81%	Approximately 34.5 - 35.0% (tax-equivalent)

Leverage Ratio		Target > 6.00%

Dividend Payout Ratio		40%–50% of earnings (before merger-related and restructuring expenses, and other intangible amortization)

Excess Capital		Opportunistically repurchase shares; authorization for 50.4 million shares remaining

Financially attractive, shareholder friendly acquisitions

(1)	Represents “Combined” data, calculated as if Wachovia and SouthTrust had merged on 1/1/04. See Wachovia’s Current Report on Form 8-K dated 1/19/05 for further information
(2)	Before merger-related and restructuring expenses
(3)	Before minority interest expense

Page-15

Appendix

Wachovia 2Q05 Quarterly Earnings Report

Summary Operating Results

Business segment results are presented excluding (i) merger-related and restructuring expenses, (ii) deposit base intangible and other intangible amortization expense, and (iii) the cumulative effect of a change in accounting principle. This is the basis on which we manage and allocate capital to our business segments. We continuously assess assumptions, methodologies and reporting classifications to better reflect the true economics of our business segments.

We continuously update segment information for changes that occur in the management of our businesses. In 1Q05, we transferred certain insurance brokerage business lines to Wealth Management from Capital Management and have updated information for 2004 to reflect this change. The impact to segment earnings for full year 2004 as a result of this and other changes was a $12 million decrease in the General Bank, a $2 million decrease in Capital Management, an $8 million increase in Wealth Management, a $40 million decrease in the Corporate and Investment Bank and a $46 million increase in the Parent. Additionally, in 1Q05 we updated the presentation for all periods of sub-segment results for the Corporate and Investment Bank to be more consistent with the management of these business lines. Specifically, Loan Syndications was moved from Corporate Lending to Investment Banking and the formerly separate Principal Investing sub-segment was combined with Investment Banking. The impact to previously reported sub-segment earnings for full year 2004 was a reduction of $99 million for Corporate Lending and a net increase of $73 million for Investment Banking, including a $133 million loss from the Principal Investing sub-segment which was combined with the Investment Banking sub-segment.

In a rising rate environment, Wachovia benefits from a widening spread between deposit costs and wholesale funding costs. However, our funds transfer pricing (“FTP”) system, described below, credits this benefit to deposit-providing business on a lagged basis. The effect of the FTP system results in rising charges to business units for funding to support predominantly floating rate assets. This benefit of higher rates earned on floating-rate assets and lagging rates on longer duration deposits is captured in the central money book in the Parent segment.

In order to remove interest rate risk from each core business segment, the management reporting model employs a FTP system. The FTP system matches the duration of the funding used by each segment to the duration of the assets and liabilities contained in each segment. Matching the duration, or the effective term until an instrument can be repriced, allocates interest income and/or interest expense to each segment so its resulting net interest income is insulated from interest rate risk.

As previously disclosed, the FASB has been discussing several matters relating to leveraged lease accounting. For a leveraged lease, SFAS No. 13, Accounting for Leases (SFAS 13), as amended and interpreted, states that if a change in an important lease assumption changes the total estimated net income under the lease, then the rate of return and the allocation of lease income to positive investment years must be recalculated from inception of the lease using the revised important assumption. The net investment in the lease must then be adjusted to the revised amount by a charge or credit to the results of operations in the period in which the important assumption is changed. Changes that affect only the timing of cash flows and not the total net income under the lease do not result in a recalculation of the lease.

On July 14, 2005, the FASB issued a proposed FASB Staff Position (FSP) that would amend SFAS 13 such that changes that affect the timing of cash flows but not the total net income under the lease will also trigger a recalculation of the lease. If the FSP is finalized as currently proposed, this modification to the existing interpretations of SFAS 13 and related industry practice, will result in a one-time non-cash charge to the results of operations to be recorded as a cumulative effect of a change in accounting principle on December 31, 2005, based on the proposed FSP transition guidelines. Amounts would then be recognized back into income over the remaining terms of the affected leases, which in the aggregate would approximate the amount of the charge initially taken. The proposed FSP is subject to a 60-day comment period followed by final deliberations by the FASB and, therefore, is subject to change. We are still reviewing the proposed FSP and its impact to Wachovia, including determining the amount and financial impact of the one-time charge that we would record upon adoption.

In addition, on July 14, 2005, the FASB issued a proposed interpretation that, if finalized, would change the requirements to record income tax benefits related to uncertain tax benefits. We are also still reviewing the potential impact of this proposed interpretation.

Page-16

Wachovia 2Q05 Quarterly Earnings Report

Net Interest Income

(See Table on Page 6)

Net Interest Income Summary	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04	Combined
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2 Q 04	2 Q 05 vs 2 Q 04
Average earning assets	$422,534	421,047	397,490	359,909	344,847	—%	23	$393,215	7%
Average interest-bearing liabilities	367,828	365,516	343,489	314,310	301,652	1	22	343,822	7

Interest income (Tax-equivalent)	5,755	5,514	5,029	4,364	4,084	4	41	4,660	23
Interest expense	2,344	2,040	1,672	1,336	1,181	15	98	1,335	76

Net interest income (Tax-equivalent)	$3,411	3,474	3,357	3,028	2,903	(2)%	17	$3,325	3%
Average rate earned	5.46%	5.27	5.05	4.84	4.75	—	—
Equivalent rate paid	2.23	1.96	1.68	1.48	1.38	—	—

Net interest margin	3.23%	3.31	3.37	3.36	3.37	—	—	3.39%	—

Net interest income of $3.4 billion decreased $63 million due to the impact of lower trading-related net interest income, the impact of a flatter yield curve, and lower contribution from hedge-related derivatives income (largely reflecting the full quarter impact of 1Q05 activities); rose $508 million from 2Q04 primarily reflecting the addition of SouthTrust. Results were up $86 million, or 3% from Combined 2Q04.

Net interest margin declined 8 bps to 3.23%. Contributing factors include growth in lower spread commercial loans, spread compression from reinvestment activities and lower contributions from hedge-related derivatives. Net interest margin declined 14 bps from 2Q04, driven by the investment of FDIC-insured money market sweep deposits, increased low-yielding trading assets, and lower income on derivatives, partially offset by wider deposit spreads.

In order to maintain our targeted interest rate risk profile, derivative positions are used to hedge the repricing risk inherent in balance sheet positions. The contribution of hedge-related derivatives, primarily on fixed rate liabilities and floating rate loans, offsets effects on income from balance sheet positions. In 2005, net hedge-related derivative income contributed 12 bps to the net interest margin vs. 15 bps in 1Q05 and 33 bps in 2Q04.

Average trading assets declined 9%, primarily the result of structured product activity and reduction of certain trading positions; up 22% from 2Q04 due to growth in interest rate products business. Average securities were stable and up $14.8 billion from 2Q04 reflecting the SouthTrust merger. Average securities increased $3.6 billion from Combined 2Q04.

Average loans rose 1% linked quarter. On a Combined basis, average loans rose 12%, or 4% excluding loan sales, purchases, and transfers. Average commercial loans were up 3% linked quarter. On a Combined basis, average commercial loans were up 11% on middle-market and large corporate growth. Average consumer loans decreased 1% driven by auto loan securitization activity. Combined basis average consumer loans rose $11.4 billion, or 14% driven by the 4004 transfer of $9.2 billion in prime equity lines from loans held for sale. Average loans held for sale increased $1.2 billion, driven by the addition of auto loans at the end of 1Q05. Additionally, we originated $6.1 billion of mortgages and delivered $3.5 billion to agencies in 2005.

Other earning assets increased 2% due to growth in fed funds sold. Total earning assets grew $77.7 billion from 2Q04, primarily driven by the SouthTrust merger. Total earning assets grew $29.3 billion, or 7%, from Combined 2Q04 driven by a $23.8 billion increase in loans and $5.6 billion higher trading assets.

Average core deposits increased $4.2 billion, or 2% on $2.7 billion growth primarily in DDAs and interest checking as well as $2.1 billion growth in consumer CDs. Core deposits rose $23.7 billion from Combined 2Q04 driven by growth in low-cost core deposits. Average short-term borrowings increased $692 million and rose $9.1 billion from 2Q04 reflecting the SouthTrust merger; short-term borrowings increased $5.0 billion on a Combined basis. Average long-term debt increased $729 million, and on a Combined basis increased $3.5 billion reflecting debt issuances in the past three quarters.

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Wachovia 2Q05 Quarterly Earnings Report

The following tables provide additional detail on our consumer loans.

Average Consumer Loans—Total Corporation

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04	Combined
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2 Q 04	2 Q 05 vs 2 Q 04
Mortgage	$37,475	30,479	28,705	26,299	25,038	23%	50
Home equity loans	21,462	27,533	26,725	25,061	24,532	(22)	(13)
Home equity lines	15,862	16,646	6,653	2,928	2,819	(5)	—
Student	10,995	11,003	10,560	10,145	9,941	—	11
Installment	3,359	3,384	3,380	3,211	3,271	(1)	3
Other consumer loans	3,533	4,427	3,905	4,048	5,934	(20)	(40)

Total consumer loans	$92,686	93,472	79,928	71,692	71,535	(1)%	30	$81,335	14%

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04	Combined
Period-End On-Balance Sheet Consumer Loans In Loans, Securities and Loans Held for Sale (In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2 Q 04	2 Q 05 vs 2 Q 04
On-balance sheet loan portfolio	$93,824	92,234	92,313	71,582	70,927	2%	32	$81,065	16%
Securitized loans included in securities	4,589	4,781	5,033	9,104	9,636	(4)	(52)	9,636	(52)
Loans held for sale	12,748	13,056	10,876	15,762	14,370	(2)	(11)	15,039	(15)

Total consumer loan assets	$111,161	110,071	108,222	96,448	94,933	1%	17	$105,740	5%

We hold consumer loans on our balance sheet in our consumer loan portfolio, in securitized form in our securities portfolio, and in loans held for sale. On-balance sheet period-end consumer loan assets of $111.2 billion increased 1% and rose 17% from 2Q04 driven by the addition of SouthTrust. On a Combined basis, consumer loan assets increased 5%.

We originated $6.1 billion of mortgages in 2Q05 and $17.3 billion since 2Q04. We delivered $3.5 billion of mortgages to agencies in 2Q05 and $13.4 billion since 2Q04. Combined originations were $19.9 billion and Combined deliveries were $18.1 billion since 2Q04. Residential loans serviced totaled $14.4 billion at 2Q05 vs. $1.8 billion at 2Q04.

The following table provides additional period-end balance sheet data.

Period-End Balance Sheet Data	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04	Combined
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2 Q 04	2 Q 05 vs 2 Q 04
Commercial loans, net	$136,115	134,696	131,196	102,524	101,581	1%	34	$128,413	6%
Consumer loans, net	94,172	92,570	92,644	71,980	71,336	2	32	81,252	16

Loans, net	230,287	227,266	223,840	174,504	172,917	1	33	209,665	10

Goodwill and other intangible assets
Goodwill	21,861	21,635	21,526	11,481	11,481	1	90	12,325	77
Deposit base	861	951	1,048	484	568	(9)	52	585	47
Customer relationships	427	387	443	372	387	10	10	386	11
Tradename	90	90	90	90	90	—	—	90	—
Total assets	511,840	506,833	493,324	436,698	418,441	1	22	471,320	9
Core deposits	275,281	273,883	274,588	237,315	228,204	1	21	256,007	8
Total deposits	299,910	297,657	295,053	252,981	243,380	1	23	280,180	7
Stockholders’ equity	$47,904	46,467	47,317	33,897	32,646	3%	47	$37,105	29%

Memoranda
Unrealized gains (Before income taxes)
Securities, net	$1,491	509	1,762	1,989	798
Risk management derivative
financial instruments, net	934	404	792	1,002	1,133

Unrealized gains, net (Before income taxes)	$2,425	913	2,554	2,991	1,931

Unrealized securities gains increased to $1.5 billion, up from $509 million 1Q05.

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Wachovia 2Q05 Quarterly Earnings Report

Fee and Other Income

(See Table on Page 7)

Fee and other income declined 1%, or $18 million, to $3.0 billion on weaker trading account profits and lower other income, and increased 14% from 2Q04 partly as a result of the addition of SouthTrust. Fees represented 47% of total revenue in 2Q05 and 46% in 1Q05.

Service charges increased 3% to $528 million on 9% growth in consumer DDA charges following a weak 1Q05, partially offset by 3% lower commercial service charges. Service charges rose 8% from 2Q04 driven by the addition of SouthTrust. Service charges declined 5% from Combined 2Q04, largely reflecting higher earnings credit rates paid on commercial compensating DDA balances related to rising short-term rates.

Other banking fees of $355 million were up 1% as higher interchange volumes and rates were partially offset by higher mortgage banking servicing impairment. Compared with Combined 2Q04 results, other banking fees increased 3% as higher interchange income was partially offset by higher mortgage banking servicing impairment.

Commissions of $603 million were up 1% linked quarter as weaker brokerage commissions were more than offset by the addition of fees generated by the acquisition of an insurance broker, Palmer & Cay, which closed on May 6, 2005, as well as a recovery in insurance commissions from weak 1Q05 levels. Commissions declined 8% from 2Q04 on sluggish retail brokerage activity. Compared with Combined 2Q04 results, commissions declined 9% as lower retail brokerage transaction activity was partially offset by higher insurance commissions driven largely by the Palmer & Cay acquisition.

Fiduciary and asset management fees of $728 million increased 2% and were up 4% vs. 2Q04 on growth in retail brokerage managed fee accounts. On a Combined basis, fiduciary and asset management fees grew 3% vs. 2Q04 as growth in managed fee accounts was partially offset by lower money market mutual fund assets.

Advisory, underwriting and other investment banking fees of $257 million increased 10% as growth in M&A and loan syndications was partially offset by a decline in high yield originations from strong 1Q05 results. Results were up 27% from 2Q04 largely on strength in M&A, loan syndications and investment grade originations.

Trading account profits of $17 million declined $82 million from $99 million in 1Q05, on weaker results related to credit spread behavior as well as declines in structured products deal flow from strong 1Q05 levels. Trading account profits were down $19 million from Combined 2Q04 results.

Principal investing recorded net gains of $41 million, down $18 million from 1Q05, due to lower gains realized in the direct portfolio. Results were up $26 million vs. 2Q04.

Net securities gains were $136 million in 2Q05, including $49 million in impairment losses, versus 1Q05 losses of $2 million, including $5 million in impairment losses. Results represented $94 million of net gains in the investment portfolio and $42 million in gains in the Corporate and Investment Bank. In 1Q05, we recorded $41 million of net losses taken to reposition the investment portfolio and $39 million of net securities gains in the Corporate and Investment Bank. Net securities gains in 2Q04 were $36 million and included $3 million in impairment losses.

Other income of $312 million declined $117 million despite strength in asset securitization income. 1Q05 results included a $117 million gain on the sale of equity received in settlement of loans and a $38 million gain on the sale of a U.K.-based subsidiary asset-based lending business. Mortgage and home equity sale and securitization income increased to $54 million from $49 million in 1Q05. 2Q05 results include a $14 million loss relating to auto loan securitization activity, compared with a loss of $31 million in 1Q05. 2Q05 results included a $41 million gain on a structured products consumer loan transaction. Income from corporate investments increased $23 million. Affordable housing write-downs were $37 million in 2Q05 vs. $5 million in 1Q05. 2Q05 included a $5 million loss associated with equity collars on our stock vs. a $16 million loss in 1Q05. Net gains from market valuation adjustments on and sales of loans held for sale were $7 million in 2Q05 vs. $17 million in 1Q05. Leasing-related income was $52 million vs. $55 million in 1Q05. Other income increased $140 million vs. 2Q04 driven in part by the impact of the SouthTrust merger. Compared with Combined 2Q04, other income increased $45 million, largely reflecting stronger securitization income and 2Q04 results included a $68 million loss associated with the sale and leaseback of offices and financial centers.

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Wachovia 2Q05 Quarterly Earnings Report

Noninterest Expense

(See Table on Page 8)

Total noninterest expense declined 2% on lower salaries and employee benefits expense and increased 8% vs. 2Q04 driven by the merger with SouthTrust. 2Q05 included $16 million in identified costs associated with the Efficiency Initiative. Excluding the effect of merger-related and restructuring expenses and other intangible amortization, expenses were down 3%. Compared with Combined 2Q04 results, expenses were down 2%, and excluding the effect of merger-related and restructuring expenses and other intangible amortization, expenses were down 1% vs. 2Q04.

Salaries and employee benefits expense declined 3%, as lower revenue-based incentives largely in the Corporate and Investment Bank, as well as lower benefits expense, more than offset higher salaries expense on annual merit increases. Occupancy expense increased 8% on higher rent expense and includes the addition of 17 de novo branches in the quarter. Professional and consulting fees increased 22% reflecting seasonally higher billings in 2Q05 and costs associated with the implementation of our Efficiency Initiative; and were up 1% vs. Combined 2Q04 results. Sundry expense declined 18% largely reflecting lower legal expenses, a $25 million reduction in corporate contributions and a franchise tax settlement realized during the quarter. Other intangible amortization of $107 million included $91 million deposit base intangible amortization and $16 million other intangible amortization.

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Wachovia 2Q05 Quarterly Earnings Report

General Bank

This segment consists of the Retail and Small Business, and Commercial operations.

(See Table on Page 10)

Retail and Small Business

This sub-segment includes Retail Banking, Small Business Banking, Wachovia Mortgage, Wachovia Home Equity, Educaid and other retail businesses.

Retail and Small Business

Performance Summary

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04	Combined
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2 Q 04	2 Q 05 vs 2 Q 04
Income statement data
Net interest income (Tax-equivalent)	$1,660	1,623	1,563	1,390	1,335	2%	24	$1,537	8%
Fee and other income	586	572	563	500	503	2	17	604	(3)
Intersegment revenue	16	14	14	15	16	14	—	17	(6)

Total revenue (Tax-equivalent)	2,262	2,209	2,140	1,905	1,854	2	22	2,158	5
Provision for credit losses	58	53	67	56	50	9	16	61	(5)
Noninterest expense	1,227	1,233	1,220	1,077	1,035	—	19	1,258	(2)
Income taxes (Tax-equivalent)	358	340	308	281	280	5	28	306	17

Segment earnings	$619	583	545	491	489	6%	27	$533	16%

Performance and other data
Economic profit	$532	489	460	412	406	9%	31
Risk adjusted return on capital (RAROC)	74.99%	69.43	68.83	69.49	67.86	—	—
Economic capital, average	$3,338	3,392	3,161	2,806	2,864	(2)	17
Cash overhead efficiency ratio (Tax-equivalent)	54.23%	55.85	56.97	56.55	55.83	—	—	58.32%	—%
Average loans, net	$84,085	83,674	79,576	72,066	70,531	—	19	$78,915	7%
Average core deposits	$163,347	158,933	148,544	130,523	128,047	3%	28	$150,947	8%

Net interest income was up 2% linked quarter on 3% growth in average core deposits primarily driven by growth in DDA and interest checking, as well as consumer CDs. Loans outstanding increased but growth was muted by refinance activity into first mortgages. Net interest income rose 24% from 2Q04, and loans and deposits rose 19% and 28%, respectively, largely reflecting the addition of SouthTrust. Compared with Combined 2Q04 results, net interest income increased 8%, driven by 8% growth in core deposits, particularly checking, money market and CDs, and 7% growth in loans, particularly real estate secured, student and other consumer loans.

Fee and other income increased 2% linked quarter, as stronger consumer service charges and interchange fees offset the effect of lower mortgage-related income. Fee and other income rose 17% from 2Q04, largely reflecting the addition of SouthTrust. When compared with Combined 2Q04 results, fee and other income declined 3%, as the effect of strong mortgage delivery results in 2Q04 offset higher interchange income in 2Q05. Additionally, small business commercial service charges were lower due to customers’ compensating balances covering more fees due to higher earnings credit rates.

Mortgage-related fee and other income of $47 million decreased 23% linked quarter and 11% from 2Q04. 2Q05 results included $6 million in net gains on mortgage deliveries and servicing sales, compared with $20 million in 1Q05 and $20 million in 2Q04. 2Q05 results also included $7 million in impairment and increased amortization of mortgage services rights. Compared with Combined results, mortgage-related income was down 43% from 2Q04, which included $29 million in net gains on mortgage deliveries and servicing sales.

Noninterest expense was flat linked quarter, and rose 19% from 2Q04 largely reflecting the addition of SouthTrust. Compared with Combined 2Q04 results, expenses declined 2% as efficiencies were partially offset by increased costs associated with de novo expansion.

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Wachovia 2Q05 Quarterly Earnings Report

General Bank - Retail and Small Business Loan Production

Retail and Small Business

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Loan production
Mortgage	$6,057	4,274	3,635	3,320	4,572	42%	32
Home equity	8,509	7,849	7,083	7,612	8,787	8	(3)
Student	680	995	604	832	407	(32)	67
Installment	180	154	101	117	128	17	41
Other retail and small business	1,017	1,150	1,024	1,117	1,283	(12)	(21)

Total loan production	$16,443	14,422	12,447	12,998	15,177	14%	8

The above table reflects only Wachovia results for 2004. Loan production increased linked quarter by 14% to $16.4 billion on stronger mortgage and home equity production, partially offset by a seasonal decline in student lending.

Wachovia.com/SouthTrust.com

Wachovia.com/SouthTrust.com

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04
(In thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Online product and service enrollments
Retail	8,831	8,569	8,063	7,842	6,986	3%	26
Wholesale	513	482	452	440	411	6	25

Total online product and service enrollments	9,344	9,051	8,515	8,282	7,397	3	26
Enrollments per quarter	507	474	305	906	377	7	34

Dollar value of transactions (In billions)	$25.3	29.6	25.3	21.9	23.3	(15)%	9

The above table reflects only Wachovia results for 2004. The temporary decline in 2Q05 dollar value of transactions reflected off-line processing of transactions during conversion to a new application.

Wachovia Contact Center

Wachovia Contact Center Metrics

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Customer calls to
Person	10.4	9.9	9.6	9.5	9.4	5%	11
Voice response unit	47.8	47.4	38.1	36.4	36.6	1	31

Total calls	58.2	57.3	47.7	45.9	46.0	2	27

% of calls handled in 30 seconds or less (Target 70%)	65%	68	75	78	74	—%	—

2005 represents combined company data, except for the last line. Data for 2004 is for Wachovia only.

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Wachovia 2Q05 Quarterly Earnings Report

Commercial

This sub-segment includes Business Banking, Middle-Market Commercial, Commercial Real Estate and Government Banking.

Commercial

Performance Summary

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04	Combined
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2 Q 04	2 Q 05 vs 2 Q 04
Income statement data
Net interest income (Tax-equivalent)	$747	736	720	592	556	1%	34	$725	3%
Fee and other income	100	112	96	102	98	(11)	2	113	(12)
Intersegment revenue	33	29	33	28	24	14	38	24	38

Total revenue (Tax-equivalent)	880	877	849	722	678	—	30	862	2
Provision for credit losses	10	4	40	18	15	—	(33)	28	(64)
Noninterest expense	288	311	305	285	270	(7)	7	329	(12)
Income taxes (Tax-equivalent)	213	206	184	152	142	3	50	183	16

Segment earnings	$369	356	320	267	251	4%	47	$322	15%

Performance and other data
Economic profit	$227	207	207	178	159	10%	43
Risk adjusted return on capital (RAROC)	35.95%	33.91	36.08	41.60	38.79	—	—
Economic capital, average	$3,643	3,671	3,286	2,317	2,303	(1)	58
Cash overhead efficiency ratio (Tax-equivalent)	32.65%	35.48	35.98	39.42	39.82	—	—	38.89%	—%
Average loans, net	$77,524	75,702	67,357	52,597	51,577	2	50	$73,624	5%
Average core deposits	$42,148	42,554	42,722	39,289	37,974	(1)%	11	$40,943	3%

Net interest income was up 1% linked quarter on loan growth of 2%, or 10% annualized, driven by strength in commercial and industrial lending to middle-market and business banking customers. The decline in core deposits reflected the effect of higher earnings credit rates on balances as well as a shift of money market balances to off-balance sheet alternatives. Net interest income rose 34% from 2Q04, and loans and deposits rose 50% and 11%, respectively, largely reflecting the addition of SouthTrust. Compared with Combined 2Q04 results, net interest income grew 3%, driven by 3% core deposit growth, particularly in checking, and 5% loan growth, primarily in commercial and industrial lending.

Fee and other income was down 11% linked quarter, as commercial customers’ compensating balances covered more fees due to higher earnings credit rates. Fee and other income increased 2% from 2Q04 and reflects the addition of SouthTrust as well as higher earnings credit rates. Compared with Combined 2Q04 results, fee and other income declined 12%, reflecting higher earnings credit rates.

Noninterest expense was down 7% vs. 1Q05 on merger and other efficiency efforts. Noninterest expense rose 7% vs. 2Q04, reflecting the addition of SouthTrust. Compared with Combined 2Q04 results, noninterest expense declined 12%, largely the result of expense efficiencies related to the SouthTrust merger.

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Wachovia 2Q05 Quarterly Earnings Report

Capital Management

This segment includes Retail Brokerage Services and Asset Management.

(See Table on Page 11)

Retail Brokerage Services

This sub-segment includes Retail Brokerage and Insurance Services.

Retail Brokerage Services

Performance Summary

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$147	148	148	147	123	(1)%	20
Fee and other income	926	926	946	872	954	—	(3)
Intersegment revenue	(12)	(11)	(9)	(12)	(12)	(9)	—

Total revenue (Tax-equivalent)	1,061	1,063	1,085	1,007	1,065	—	—
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	875	881	920	881	924	(1)	(5)
Income taxes (Tax-equivalent)	68	67	62	44	52	1	31

Segment earnings	$118	115	103	82	89	3%	33

Performance and other data
Economic profit	$86	83	72	51	59	4%	46
Risk adjusted return on capital (RAROC)	40.91%	39.88	34.91	29.69	31.93	—	—
Economic capital, average	$1,155	1,170	1,184	1,087	1,144	(1)	1
Cash overhead efficiency ratio (Tax-equivalent)	82.46%	82.91	84.95	87.36	86.63	—	—
Average loans, net	$335	303	303	297	269	11	25
Average core deposits	$29,349	30,742	30,566	28,303	23,965	(5)%	22

Net interest income of $147 million declined 1% and increased 20% from 2Q04, with the year-over-year increase driven by $5.6 billion in average deposit growth associated with the movement of money market fund balances to the FDIC-insured sweep product (2Q05 average balances $28.5 billion).

Fee and other income was flat linked quarter and declined 3% from 2Q04, as higher recurring and other income, including managed account fees, were offset by lower commissions from retail transaction activity.

Noninterest expense decreased 1% and 5% from 2Q04, driven by efficiencies achieved from the now-completed retail brokerage integration.

Retail Brokerage Transaction

The Retail Brokerage Services sub-segment results shown in the above table include 100% of the results of the Wachovia Securities retail brokerage transaction, which is the combination of Wachovia’s and Prudential Financial’s retail brokerage operations. The entity is a consolidated subsidiary of Wachovia Corporation for GAAP purposes. Wachovia Corporation owns 62% of Wachovia Securities retail brokerage and Prudential Financial, Inc. owns 38%. Prudential Financial’s minority interest is included in minority interest reported in the Parent (see page 30) and in Wachovia Corporation’s consolidated statements of income on a GAAP basis, which differs from our segment reporting as noted on pages 4 and 16. For the three months ended June 30, 2005, Prudential Financial’s pre-tax minority interest on a GAAP basis was $41 million.

The Retail Brokerage Services sub-segment results reported in the above table also include our Insurance Services business, as well as additional corporate allocations that are not included in the Wachovia Securities Financial Holdings results.

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Wachovia 2Q05 Quarterly Earnings Report

Asset Management

This sub-segment consists of the mutual fund business, customized investment advisory services, and Corporate and Institutional Trust Services.

Asset Management

Performance Summary

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$12	11	12	11	11	9%	9
Fee and other income	266	267	269	254	287	—	(7)
Intersegment revenue	—	(1)	—	(1)	—	—	—

Total revenue (Tax-equivalent)	278	277	281	264	298	—	(7)
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	219	218	232	222	227	—	(4)
Income taxes (Tax-equivalent)	21	22	17	16	25	(5)	(16)

Segment earnings	$38	37	32	26	46	3%	(17)

Performance and other data
Economic profit	$31	31	25	20	39	—%	(21)
Risk adjusted return on capital (RAROC)	62.88%	62.01	52.41	46.17	76.06	—	—
Economic capital, average	$240	244	241	228	239	(2)	—
Cash overhead efficiency ratio (Tax-equivalent)	78.61%	78.68	82.34	84.19	76.22	—	—
Average loans, net	$354	338	370	346	253	5	40
Average core deposits	$1,811	1,625	1,680	1,563	1,568	11%	15

Fee and other income was flat linked quarter and decreased 7%, or $21 million, from 2Q04. The year-over-year decrease was driven by a $21 million net decline in revenues related to the sale of two non-strategic businesses in 2Q04.

Noninterest expense was flat linked quarter, and declined 4% from 2Q04 due to lower deferred sales charges.

Segment earnings were up 3%; down $8 million, or 17%, from 2Q04, driven by a $12 million decrease related to divested businesses.

Mutual Funds	2005				2004						2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04
	Second Quarter		First Quarter		Fourth Quarter		Third Quarter		Second Quarter
(In billions)	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix
Assets under management
Equity	$30	29%	$29	29%	$29	27%	$26	25%	$26	25%	3%	15
Fixed income	25	25	26	26	27	26	27	25	27	26	(4)	(7)
Money market	47	46	45	45	50	47	54	50	51	49	4	(8)

Total mutual fund assets	$102	100%	$100	100%	$106	100%	$107	100%	$104	100%	1%	(3)

Total Assets Under Management	2005				2004						2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04
	Second Quarter		First Quarter		Fourth Quarter		Third Quarter		Second Quarter
(In billions)	Amount	Mix	Amount	Mix	Amount	Mix	Amount	Mix	Amount	Mix
Assets under management
Equity	$80	31%	$79	32%	$81	32%	$73	29%	$74	30%	1%	8
Fixed income	111	44	114	45	112	44	111	45	110	44	(3)	1
Money market	63	25	59	23	63	24	65	26	64	26	7	(2)

Total assets under management	$254	100%	$252	100%	$256	100%	$249	100%	$248	100%	1	3
Securities lending	48	—	45	—	41	—	36	—	36	—	6	31

Total assets under management and securities lending	$302	—	$297	—	$297	—	$285	—	$284	—	2%	6

Total assets under management increased 1% on higher market valuations and institutional money market inflows.

Capital Management Eliminations

In addition to the above sub-segments, Capital Management results include eliminations among business units. Certain brokerage commissions earned on mutual fund sales by our brokerage sales force are eliminated and deferred in the consolidation of Capital Management reported results. In 2Q05, brokerage revenue and expense eliminations were a reduction of $2 million and $5 million, respectively.

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Wachovia 2Q05 Quarterly Earnings Report

Wealth Management

This segment includes Private Banking, Personal Trust, Investment Advisory Services, Charitable Services, Financial Planning and Insurance Brokerage (property and casualty, and high net worth life).

Wealth Management

Performance Summary

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04	Combined
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2 Q 04	2 Q 05 vs 2 Q 04
Income statement data
Net interest income (Tax-equivalent)	$143	140	137	129	118	2%	21	$124	15%
Fee and other income	185	146	150	145	153	27	21	158	17
Intersegment revenue	1	2	1	2	1	(50)	—	1	—

Total revenue (Tax-equivalent)	329	288	288	276	272	14	21	283	16
Provision for credit losses	—	(1)	—	(1)	—	—	—	—	—
Noninterest expense	222	191	201	192	193	16	15	199	12
Income taxes (Tax-equivalent)	39	36	30	33	28	8	39	30	30

Segment earnings	$68	62	57	52	51	10%	33	$54	26%

Performance and other data
Economic profit	$50	45	38	36	33	11%	52
Risk adjusted return on capital (RAROC)	49.60%	49.10	41.58	41.74	40.35	—	—
Economic capital, average	$522	480	493	456	458	9	14
Cash overhead efficiency ratio (Tax-equivalent)	67.39%	66.24	69.54	70.09	70.89	—	—	70.16%	—%
Lending commitments	$5,154	4,862	4,711	4,390	4,342	6	19
Average loans, net	13,546	12,801	12,015	11,173	10,593	6	28	$11,107	22%
Average core deposits	$13,192	13,255	12,867	12,201	11,835	—	11	$12,198	8%
FTE employees	4,737	3,878	3,911	3,671	3,715	22%	28

Net interest income of $143 million was up 2%, driven by strong loan growth, and up 21% vs. 2Q04 on strong loan and core deposit growth. Average loans were up 6% linked quarter, with strength in consumer and commercial lending, and up 28% vs. 2Q04. Average core deposits were flat linked quarter, as continued growth was offset by a shift in money-market deposits balances to off-balance sheet alternatives, and increased 11% vs. 2Q04. Growth vs. 2Q04 includes the addition of SouthTrust. Net interest income was up 15% from Combined 2Q04. Average loans grew 22% year-over-year on consumer and commercial loan growth, and average core deposits grew 8%.

Fee and other income of $185 million increased $39 million linked quarter, or 27%, with an estimated $30 million related to the May 6 acquisition of Palmer & Cay. Remaining growth reflected stronger insurance commissions off a weak 1Q05, as well as improvement in trust and investment management fees. Fee and other income rose $32 million, or 21%, vs. 2Q04, largely due to the impact of the Palmer & Cay acquisition. When compared with Combined 2Q04 results, fee and other income was up 17% due to the Palmer & Cay acquisition. Growth in trust and investment management fees was offset by lower service charge revenue as commercial customers’ compensating balances covered more fees due to higher earnings credit rates.

Noninterest expense was up 16%, or $31 million, and up 15% vs. 2Q04, the increases largely related to an estimated $26 million in 2Q05 expenses related to the Palmer & Cay acquisition. When compared with Combined 2Q04 results, noninterest expense was up 12%, as the addition of Palmer & Cay expenses was partially offset by efficiencies.

Wealth Management Key Metrics

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Investment assets under administration	$122,488	120,706	119,582	107,750	108,739	1%	13

Assets under management (a)	$64,907	64,606	64,673	58,692	59,401	—	9

Client relationships	50,336	55,721	56,522	52,543	67,242	(10)	(25)
Wealth Management advisors	962	1,004	987	951	1,011	(4)%	(5)

(a)	These assets are managed by and reported in Capital Management. Historical periods have been restated to reflect the transfer of assets from Wealth Management to other channels that best meet client needs.

AUM were flat linked quarter and increased 9% year-over-year. The linked quarter comparison was in line with relatively flat markets, while year-over-year growth reflected sales momentum and stronger equity markets. Client relationships declined 10% linked quarter to 50,336 due to the continued transfer of certain client relationships to the General Bank offsetting growth in core wealth relationships.

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Wachovia 2Q05 Quarterly Earnings Report

Corporate and Investment Bank

This segment includes Corporate Lending, Investment Banking, and Treasury and International Trade Finance.

(See Table on Page 13)

Corporate Lending

This sub-segment includes Large Corporate Lending, and Leasing.

Corporate Lending

Performance Summary

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$217	235	232	217	278	(8)%	(22)
Fee and other income	99	244	121	100	148	(59)	(33)
Intersegment revenue	5	6	7	6	5	(17)	—

Total revenue (Tax-equivalent)	321	485	360	323	431	(34)	(26)
Provision for credit losses	(9)	(3)	4	(14)	(4)	—	—
Noninterest expense	105	109	105	107	106	(4)	(1)
Income taxes (Tax-equivalent)	85	143	94	86	124	(41)	(31)

Segment earnings	$140	236	157	144	205	(41)%	(32)

Performance and other data
Economic profit	$32	140	65	46	116	(77)%	(72)
Risk adjusted return on capital (RAROC)	15.36%	31.12	20.70	18.23	30.39	—	—
Economic capital, average	$2,999	2,815	2,688	2,499	2,416	7	24
Cash overhead efficiency ratio (Tax-equivalent)	32.43%	22.58	29.17	32.97	24.76	—	—
Average loans, net	$29,032	28,417	27,137	25,273	22,623	2	28
Average core deposits	$700	762	733	746	828	(8)%	(15)

Corporate Lending

Loans Outstanding

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Large corporate loans	$13,674	13,013	12,042	11,189	11,019	5%	24
Capital finance	15,358	15,404	15,095	14,084	11,604	—	32

Total loans outstanding	$29,032	28,417	27,137	25,273	22,623	2%	28

Net interest income decreased 8% due to interest income recognized in 1Q05 on nonperforming assets which were sold or paid off. Compared with 2Q04, net interest income declined 22%, primarily due to the effect of $36 million in higher quarterly funding costs related to the leasing tax settlement at the end of 2Q04. Average loans and leases were up 2% from 1Q05; loans increased 28% from 2Q04 driven largely by the 2Q04 resolution of tax matters related to our commercial lease portfolio, increased large corporate loan outstandings and the addition of SouthTrust. Average core deposits decreased 8% from 1Q05, driven by lower asset-based lending deposits, and 15% from 2Q04, largely relating to activity associated with one large relationship.

Fee and other income decreased $145 million, driven by lower asset sale gains of $126 million and lower railcar leasing income. 1Q05 results included $117 million in asset sale gains associated with equity received in settlement of loans. Compared with 2Q04, fee and other income decreased $49 million, driven by a $43 million reduction in asset sale gains. Net gains on securities and other investments in 2Q05 were $1 million vs. $11 million in 1Q05 ($5 million of which was associated with equity received in settlement of loans) and $36 million in 2Q04. There were $9 million in gains on sales of loans and loans held for sale in 2Q05 vs. $8 million in 1Q05 and $17 million in 2Q04.

Noninterest expense decreased 4% and 1% vs. 2Q04 on lower personnel costs driven by lower revenue-based incentives.

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Wachovia 2Q05 Quarterly Earnings Report

Investment Banking

This sub-segment includes Equity Capital Markets, M&A, Equity-Linked Products, Fixed Income Division, Loan Syndications, and Principal Investing. See page 16 for an explanation of changes to this sub-segment and the restatement of historical results herein.

Investment Banking

Performance Summary

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$216	260	291	282	238	(17)%	(9)
Fee and other income	513	552	380	503	386	(7)	33
Intersegment revenue	(16)	(10)	(16)	(12)	(8)	(60)	—

Total revenue (Tax-equivalent)	713	802	655	773	616	(11)	16
Provision for credit losses	1	—	—	(1)	—	—	—
Noninterest expense	440	464	392	400	345	(5)	28
Income taxes (Tax-equivalent)	100	124	97	136	97	(19)	3

Segment earnings	$172	214	166	238	174	(20)%	(1)

Performance and other data
Economic profit	$108	155	113	186	120	(30)%	(10)
Risk adjusted return on capital (RAROC)	30.74%	41.72	34.78	51.13	36.98	—	—
Economic capital, average	$2,183	2,053	1,869	1,853	1,846	6	18
Cash overhead efficiency ratio (Tax-equivalent)	61.86%	57.79	59.94	51.88	55.85	—	—
Average loans, net	$3,701	3,300	2,924	2,410	1,976	12	87
Average core deposits	$7,305	6,325	6,437	5,928	5,312	15%	38

Net interest income declined 17%, or $44 million, driven by spread compression in the trading portfolio and a decline in mortgage-backed securities trading assets.

Fee and other income decreased $39 million, or 7%, due to lower trading results and principal investing net gains, partially offset by higher structured products deal fees and higher advisory/underwriting fees from record loan syndication, equity and M&A activity. 2Q05 also included a $41 million gain on a structured products consumer loan transaction. Trading profits decreased $72 million from strong 1Q05 results, partially driven by losses in both credit and structured products. Investment Banking total trading revenue was $189 million for the quarter, a decrease of $114 million from 1Q05. Principal investing total revenue of $38 million decreased $22 million on lower direct investment gains. Net securities gains were $41 million in 2Q05 vs. $28 million in 1Q05 and $5 million in 2Q04. Fee and other income increased $127 million, or 33%, from 2Q04 driven by strong growth in origination revenues in M&A, loan syndications and investment grade as well as higher securities gains.

Noninterest expense decreased 5% on lower personnel costs driven by lower revenue-based incentives, and increased 28% from 2Q04 on higher personnel costs due to increased strategic hiring in key positions and higher variable compensation expense.

Investment Banking

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Total revenue
Fixed income global rate products	$128	137	122	94	152	(7)%	(16)
Fixed income credit products (excluding loan portfolio)	85	129	122	168	83	(34)	2
Fixed income structured products/other	362	388	263	206	274	(7)	32

Total fixed income	575	654	507	468	509	(12)	13
Principal investing	38	60	3	199	9	(37)	—
Total equities/M&A/other	100	88	145	106	98	14	2

Total investment banking revenue	713	802	655	773	616	(11)	16

Trading-related revenue
Net interest income (Tax-equivalent)	107	147	177	171	137	(27)	(22)
Trading account profits (losses)	27	99	(7)	(43)	50	(73)	(46)
Other fee income	55	57	60	56	67	(4)	(18)

Total net trading-related revenue (Tax-equivalent)	189	303	230	184	254	(38)	(26)

Principal investing balances
Direct investments	779	736	704	767	821	6	(5)
Fund investments	801	806	787	816	793	(1)	1

Total principal investing balances	$1,580	1,542	1,491	1,583	1,614	2%	(2)

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Wachovia 2Q05 Quarterly Earnings Report

Treasury and International Trade Finance

This sub-segment includes Treasury Services, International Correspondent Banking and Trade Finance.

Treasury and International Trade Finance

Performance Summary

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$89	95	98	88	87	(6)%	2
Fee and other income	177	182	182	182	179	(3)	(1)
Intersegment revenue	(28)	(30)	(29)	(27)	(27)	(7)	4

Total revenue (Tax-equivalent)	238	247	251	243	239	(4)	—
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	166	159	161	173	168	4	(1)
Income taxes (Tax-equivalent)	27	32	32	26	26	(16)	4

Segment earnings	$45	56	58	44	45	(20)%	—

Performance and other data
Economic profit	$36	48	49	36	37	(25)%	(3)
Risk adjusted return on capital (RAROC)	59.03%	92.02	89.32	68.63	72.24	—	—
Economic capital, average	$301	241	250	251	243	25	24
Cash overhead efficiency ratio (Tax-equivalent)	69.61%	64.33	64.16	71.09	70.37	—	—
Average loans, net	$5,239	5,199	5,247	5,226	4,953	1	6
Average core deposits	$14,500	13,796	13,865	11,949	11,787	5%	23

Net interest income decreased 6%, driven by a decline in Treasury Services core deposits. Net interest income was up 2% from 2Q04 on 23% growth in average core deposits in both Treasury Services and International Correspondent Banking and 6% growth in average loans driven by International Correspondent Banking loan growth.

Fee and other income decreased 3% from 1Q05 due to seasonality in Treasury Services revenue and decreased 1% from 2Q04.

Noninterest expense increased 4% from 1Q05 driven by higher allocations.

The Treasury Services business is managed in the Corporate and Investment Bank. Product revenues and earnings are also realized in other business lines within the company, including the General Bank and Wealth Management. Total treasury services product revenues for the company were $576 million in 2Q05 vs. $588 million in 1Q05 and $569 million in 2Q04. Year-over-year treasury services revenue growth was driven primarily by higher deposit balances related to treasury services product activities.

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Wachovia 2Q05 Quarterly Earnings Report

Parent

This sub-segment includes the central money book, investment portfolio, some consumer real estate and mortgage assets, minority interest in consolidated subsidiaries, businesses being wound down or divested, other intangibles amortization and eliminations.

Parent

Performance Summary

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$179	226	155	172	156	(21)%	15
Fee and other income	128	(2)	100	(54)	(96)	—	—
Intersegment revenue	1	1	—	1	—	—	—

Total revenue (Tax-equivalent)	308	225	255	119	60	37	—
Provision for credit losses	(10)	(17)	(2)	(15)	—	(41)	—
Noninterest expense	161	251	191	215	135	(36)	19
Minority interest	85	74	83	65	70	15	21
Income taxes (Tax-equivalent)	(56)	(74)	(76)	(117)	(90)	(24)	(38)

Segment earnings (loss)	$128	(9)	59	(29)	(55)	—%	—

Performance and other data
Economic profit	$116	(20)	53	(47)	(59)	—%	—
Risk adjusted return on capital (RAROC)	30.05%	7.59	20.53	2.60	0.61	—	—
Economic capital, average	$2,424	2,411	2,291	2,243	2,240	1	8
Cash overhead efficiency ratio (Tax-equivalent)	17.63%	60.44	29.93	96.04	50.07	—	—
Lending commitments	$430	398	408	319	328	8	31
Average loans, net	10,065	11,441	1,598	(836)	867	(12)	—
Average core deposits	$2,986	3,103	3,213	2,487	2,493	(4)	20
FTE employees	23,833	23,973	24,173	22,069	22,410	(1)%	6

Net interest income declined $47 million, or 21%, from 1Q05 and increased $23 million from 2Q04. Results reflect the liability sensitive positioning of our investment portfolio and wholesale funding operations, which serve to hedge our asset sensitive core business activities. The benefits to the Parent of wider funds transfer pricing spreads (see page 16 for description) was offset by compression of spreads in the funding of the investment portfolio as well as lower contribution from hedge-related derivatives. Compared with 1Q05, the latter factors more than offset wider FTP spreads, while vs. 2Q04 they only partially offset them. Compared with Combined 2Q04, net interest income decreased $14 million.

Fee and other income increased $130 million and $224 million vs. 2Q04. Compared with 1Q05, net securities gains were $93 million vs. losses of $40 million in 1Q05. Securitization income was a net $33 million, including losses of $14 million related to auto loan securitization activity, up from a net $6 million of losses in 1Q05. We recorded a $5 million loss associated with equity collars on our stock versus a $16 million loss in 1Q05. These positive variances were partially offset by higher trading losses, $12 million vs. $9 million in 1Q05. 1Q05 results included the realization of a gain of $38 million related to the sale of a U.K. asset-based lending subsidiary. Income from corporate investments increased $23 million. Additionally, affordable housing tax credit eliminations were up $30 million. (Affordable housing results are recorded in Corporate and Investment Bank fee and other income net of the related tax benefit; this tax benefit is eliminated for consolidated reporting purposes in Parent fee and other income.) The primary reasons for the improvement in fee income from 2Q04 were a $99 million increase in net securities gains and a $52 million increase in securitization income, coupled with 2Q04 results which included a $68 million loss associated with the sale and leaseback of corporate real estate and did not include SouthTrust. On a Combined basis, fee and other income increased $136 million from 2Q04 driven by higher securities gains and securitization income.

Noninterest expense decreased $90 million primarily due to lower legal expense, corporate contributions, and salaries and employee benefits expense, and increased $26 million vs. 2Q04 due to the merger with SouthTrust. On a Combined basis, noninterest expense declined $31 million from Combined 2Q04, primarily related to lower legal costs.

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Wachovia 2Q05 Quarterly Earnings Report

Asset Quality

(See Table on Page 14)

Net charge-offs in the loan portfolio of $51 million increased $5 million from 1Q05 and declined $17 million from 2Q04. As a percentage of average net loans, annualized net charge-offs were 0.09% in 2Q05 compared with 0.08% in 1Q05 and 0.17% in 2Q04. Gross charge-offs of $110 million represented 0.20% of average loans and were offset by $59 million in recoveries.

Provision for credit losses totaled $50 million, and included provision for credit losses on unfunded lending commitments of $2 million.

Allowance For Credit Losses

Allowance for Credit Losses

	2005				2004
	Second Quarter		First Quarter		Fourth Quarter
(In millions)	Amount	As a % of loans, net	Amount	As a % of loans, net	Amount	As a % of loans, net
Allowance for loan losses
Commercial	$1,883	1.38%	$1,910	1.42%	$1,908	1.46%
Consumer	746	0.79	732	0.79	759	0.82
Unallocated	90	—	90	—	90	—

Total	2,718	1.18	2,732	1.20	2,757	1.23
Reserve for unfunded lending commitments
Commercial	158	—	156	—	154	—

Allowance for credit losses	$2,876	1.25%	$2,888	1.27%	$2,911	1.30%

Memoranda
Total commercial (including reserve for unfunded lending commitments)	$2,041	1.50%	$2,066	1.53%	$2,062	1.57%

Allowance for credit losses was $2.9 billion, down $12 million from 1Q05 reflecting continued improving credit quality, and up $399 million from 2Q04 reflecting the addition of SouthTrust offset by improved credit trends. Allowance for loan losses as a percentage of loans of 1.18% and allowance for credit losses of 1.25% both remained stable, down 2 bps. These ratios were affected by the sale of $137 million of commercial loans with $11 million of associated allowance. The reserve for unfunded lending commitments, which includes unfunded loans and standby letters of credit, was $158 million.

The allowance for loan losses to nonperforming loans ratio of 332% was up from 300% in 1Q05 and from 270% in 2Q04. Allowance for loan losses to nonperforming assets (excluding NPAs in loans held for sale) increased to 284% vs. 262% in 1Q05 and 241% in 2Q04.

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Wachovia 2Q05 Quarterly Earnings Report

Nonperforming Loans

Nonperforming Loans (a)

	2005		2004			2 Q 05 vs 1 Q 05	2 Q 05 vs 2 Q 04
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Balance, beginning of period	$910	955	798	863	968	(5)%	(6)

Commercial nonaccrual loan activity
Commercial nonaccrual loans, beginning of period	658	712	576	643	747	(8)	(12)
Balance of acquired entity at purchase date	—	—	321	—	—	—	—
New nonaccrual loans and advances	195	210	149	143	100	(7)	95
Charge-offs	(35)	(27)	(86)	(53)	(42)	30	(17)
Transfers (to) from loans held for sale	—	(25)	(121)	—	(6)	—	—
Transfers (to) from other real estate owned	(25)	—	—	(1)	(2)	—	—
Sales	(83)	(46)	(24)	(19)	(19)	80	—
Other, principally payments	(125)	(166)	(103)	(137)	(135)	(25)	(7)

Net commercial nonaccrual loan activity	(73)	(54)	(185)	(67)	(104)	35	(30)

Commercial nonaccrual loans, end of period	585	658	712	576	643	(11)	(9)

Consumer nonaccrual loan activity
Consumer nonaccrual loans, beginning of period	252	243	222	220	221	4	14
Balance of acquired entity at purchase date	—	—	21	—	—	—	—

New nonaccrual loans, advances and other, net	(18)	9	4	2	(1)	—	—
Transfers (to) from loans held for sale	—	—	(4)	—	—	—	—
Sales and securitizations	—	—	—	—	—	—	—

Net consumer nonaccrual loan activity	(18)	9	—	2	(1)	—	—

Consumer nonaccrual loans, end of period	234	252	243	222	220	(7)	6

Balance, end of period	$819	910	955	798	863	(10)%	(5)

(a)	Excludes nonperforming loans included in loans held for sale, which at June 30 and March 31, 2005, and at December 31, September 30 and June 30, 2004, were $111 million, $159 million, $157 million, $57 million and $68 million, respectively.

Nonperforming loans in the loan portfolio of $819 million decreased $91 million or 10% vs. 1Q05, reflecting $83 million in sales and continued improvement in credit quality, and decreased 5% from 2Q04 despite the addition of SouthTrust. Total nonperforming assets, including loans held for sale, of $1.1 billion decreased $133 million, or 11%, from 1Q05 and increased 3% from 2Q04, reflecting the merger with SouthTrust offset by improving credit quality.

New commercial nonaccrual inflows were $195 million, down $15 million from 1Q05. In the second quarter, $83 million in nonperforming commercial loans were sold directly out of the loan portfolio.

Commercial nonaccruals were $585 million, down 11% from 1Q05 and down 9% from 2Q04 despite the addition of SouthTrust. Consumer nonaccruals were $234 million, down 7% from 1Q05 and up 6% vs. 2Q04 driven by the addition of SouthTrust.

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Wachovia 2Q05 Quarterly Earnings Report

Loans Held For Sale

Loans Held for Sale

	2005		2004
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Balance, beginning of period	$14,173	12,988	17,755	16,257	14,282

Core business activity
Core business activity, beginning of period	13,715	12,293	17,720	16,200	14,183
Balance of acquired entity at purchase date	—	—	653	—	—
Originations/purchases	10,577	7,692	12,941	8,108	10,165
Transfers to (from) loans held for sale, net	(583)	462	(8,968)	(190)	(124)
Lower of cost or market value adjustments	(1)	1	(1)	(1)	—
Performing loans sold or securitized	(6,999)	(5,109)	(7,033)	(4,142)	(5,879)
Nonperforming loans sold	—	—	—	—	—
Other, principally payments	(2,262)	(1,624)	(3,019)	(2,255)	(2,145)

Core business activity, end of period	14,447	13,715	12,293	17,720	16,200

Portfolio management activity
Portfolio management activity, beginning of period	458	695	35	57	99
Transfers to (from) loans held for sale, net
Performing loans	(15)	96	602	12	16
Nonperforming loans	—	25	125	—	5
Lower of cost or market value adjustments	—	—	—	1	—
Performing loans sold	(297)	(295)	(12)	(21)	(43)
Nonperforming loans sold	(13)	(6)	—	(6)	(8)
Allowance for loan losses related to loans transferred to loans held for sale	—	(5)	(51)	—	(1)
Other, principally payments	(49)	(52)	(4)	(8)	(11)

Portfolio management activity, end of period	84	458	695	35	57

Balance, end of period (a)	$14,531	14,173	12,988	17,755	16,257

(a)	Nonperforming assets included in loans held for sale at June 30 and March 31, 2005, and at December 31, September 30 and June 30, 2004, were $111 million, $159 million, $157 million, $57 million, and $68 million, respectively.

Core Business Activity

In 2Q05, a net $10.6 billion of loans were originated or purchased for sale representing core business activity. We sold or securitized a total of $7.0 billion of loans out of the loans held for sale portfolio. During the quarter, we transferred a net $583 million of performing loans to the portfolio, primarily consumer real estate secured loans.

Portfolio Management Activity

During the quarter, we sold $295 million in performing commercial loans, $2 million in performing consumer loans, and $13 million in nonperforming commercial loans. We also transferred back to the loan portfolio $15 million of performing loans.

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Wachovia 2Q05 Quarterly Earnings Report

Merger Integration Update

Estimated Merger Expenses

In connection with the SouthTrust merger, which closed on November 1, 2004, we began recording certain merger-related and restructuring expenses in our income statement, as well as preliminary purchase accounting adjustments to record SouthTrust’s assets and liabilities at their respective fair values as of November 1, 2004, and certain exit costs related to SouthTrust’s businesses. As of June 30, 2005, net merger-related and restructuring expenses were $129 million, and exit cost purchase accounting adjustments were $207 million.

In connection with the Wachovia Securities retail brokerage transaction, which closed on July 1, 2003, we began recording certain merger-related and restructuring expenses in 3Q03 in our income statement. In addition, we recorded purchase accounting adjustments to reflect Prudential Financial’s contributed assets and liabilities at their respective fair values as of July 1, 2003, and to reflect certain exit costs related to Prudential’s contributed businesses, which have the effect of increasing goodwill. These purchase accounting adjustments total $455 million. The Wachovia Securities retail brokerage integration was complete as of June 30, 2005. Total merger-related and restructuring expenses were $446 million, $54 million less than our original estimate of $500 million.

The following table indicates our progress compared with the estimated merger expenses for each of the respective transactions.

SouthTrust Transaction One-time Costs

(In millions)	Net Merger- Related and Restructuring Expenses	Exit Cost Purchase Accounting Adjustments (a)	Total
Total estimated expenses	$253	447	700

Actual expenses
2004	41	60	101
First quarter 2005	33	91	124
Second quarter 2005	55	56	111

Total actual expenses	$129	207	336

(a)	These adjustments represent incremental costs related to combining the two companies and are specifically attributable to SouthTrust’s contributed business. Examples include employee termination costs, employee relocation costs, contract cancellations including leases and closing redundant SouthTrust acquired facilities. These adjustments are reflected in goodwill and are not charges against income. Depending upon the timing of integration actions, certain items projected to be recorded as exit cost purchase accounting adjustments may be recorded as net merger-related and restructuring expenses.

Wachovia Securities Retail Brokerage Transaction One-time Costs

(In millions)	Net Merger- Related and Restructuring Expenses	Exit Cost Purchase Accounting Adjustments (a)	Total
Total estimated expenses	$500	520	1,020

Actual expenses
2003	85	118	203
2004	298	397	695
First quarter 2005	28	—	28
Second quarter 2005	35	(60)	(25)

Total actual expenses	$446	455	901

(a)	These adjustments represent incremental costs related to combining the two companies and are specifically attributable to Prudential’s contributed business. Examples include employee termination costs, employee relocation costs, contract cancellations including leases and closing redundant Prudential contributed facilities. These adjustments are reflected in goodwill and are not charges against income.

The total one-time costs for each of these transactions are the sum of total merger-related and restructuring expenses as reported in the following Merger-Related and Restructuring Expenses table and Total pre-tax exit cost purchase accounting adjustments (one-time costs) as detailed in the Goodwill and Other Intangibles table on the following pages for each of the respective transactions.

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.Wachovia 2Q05 Quarterly Earnings Report

During the quarter, we recorded one-time costs of $111 million related to the SouthTrust merger for a cumulative total of $336 million. We also recorded a net $25 million adjustment to one-time costs due to a favorable resolution of exit cost liabilities associated with the Wachovia Securities retail brokerage transaction for a cumulative total of $901 million.

Merger-Related and Restructuring Expenses

(Income Statement Impact)

	2005		2004
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
SouthTrust merger-related and restructuring expenses
Personnel and employee termination benefits	$7	7	24	—	—
Occupancy and equipment	7	2	—	—	—
Advertising	5	1	—	—	—
Contract cancellations and system conversions	26	15	10	—	—
Other	10	8	7	—	—

Total SouthTrust merger-related and restructuring expenses	55	33	41	—	—

Wachovia Securities retail brokerage transaction merger-related and restructuring expenses
Personnel and employee termination benefits	4	—	18	49	20
Occupancy and equipment	—	—	10	10	7
Advertising	—	—	(1)	1	1
Contract cancellations and system conversions	25	23	44	30	33
Other	6	5	8	9	4

Total Wachovia Securities retail brokerage transaction merger-related and restructuring expenses	35	28	79	99	65

First Union/Wachovia merger-related and restructuring expenses-Final
Personnel and employee termination benefits	—	—	(2)	2	12
Occupancy and equipment	—	—	(2)	13	10
Advertising	—	—	—	—	—
Contract cancellations and system conversions	—	—	—	9	11
Other	—	—	—	4	4

Total First Union/Wachovia merger-related and restructuring expenses - Final	—	—	(4)	28	37

Other merger-related and restructuring expenses (reversals), net	—	—	—	—	—

Net merger-related and restructuring expenses	90	61	116	127	102

Prudential Financial’s 38 percent of shared Wachovia/Prudential Financial retail brokerage merger-related and restructuring expenses (minority interest)	(14)	(11)	(30)	(37)	(25)
Income taxes (benefits)	(28)	(19)	(33)	(35)	(30)

After-tax net merger-related and restructuring expenses	$48	31	53	55	47

Merger-Related And Restructuring Expenses

In the quarter, we recorded $55 million in net merger-related and restructuring expenses related to the SouthTrust integration largely relating to contract cancellations and system conversion costs, and personnel and employee termination benefits. We also recorded $35 million in net merger-related and restructuring expenses related to the Wachovia Securities retail brokerage transaction before giving effect to Prudential Financial’s share of these expenses of $14 million. The majority of these expenses related to contract cancellations and systems conversion costs.

Goodwill and Other Intangibles

Under purchase accounting, the assets and liabilities of SouthTrust and the assets and liabilities contributed by Prudential Financial to the Wachovia Securities retail brokerage transaction are recorded at their respective fair values as of November 1, 2004 and July 1, 2003, respectively, as if they had been individually purchased in the open market. The purchase accounting adjustments associated with SouthTrust’s assets and liabilities are preliminary in nature and are subject to further refinement. The premiums and discounts that resulted from the purchase accounting adjustments to financial instruments are accreted/amortized into income/expense over the estimated term of the respective assets and liabilities, similar to the purchase of a bond at a premium or discount. This results in a market yield in the income statement for those assets and liabilities. Assuming a stable market environment from the date of purchase, we would expect that as these assets and liabilities mature, they could generally be replaced with instruments of similar yields.

In 2Q05, we recorded $56 million net pre-tax exit costs for SouthTrust principally comprising occupancy and equipment, contract cancellations and personnel and employee termination benefits.

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Wachovia 2Q05 Quarterly Earnings Report

Goodwill and Other Intangibles Created by the SouthTrust Transaction – Preliminary

	2005		2004
(In millions)	Second Quarter	First Quarter	Fourth Quarter
Purchase price less former SouthTrust ending tangible stockholders’ equity as of November 1, 2004	$10,048	10,048	10,048

Fair value purchase accounting adjustments (a)
Financial assets	(90)	(96)	(69)
Premises and equipment	108	98	98
Employee benefit plans	98	98	99
Financial liabilities	270	270	275
Other	28	31	27
Income taxes	(74)	(91)	(163)

Total fair value purchase accounting adjustments	340	310	267

Exit cost purchase accounting adjustments (b)
Personnel and employee termination benefits	212	202	168
Occupancy and equipment	80	48	—
Contract cancellations	16	3	—
Regulatory mandated branch sales	(131)	(131)	(129)
Other	30	29	21

Total pre-tax exit costs	207	151	60
Income taxes	(35)	(15)	17

Total after-tax exit cost purchase accounting adjustments (One-time costs)	172	136	77

Total purchase intangibles	10,560	10,494	10,392
Core deposit base and customer relationship intangibles (Net of income taxes)	452	455	455

Preliminary goodwill	$10,108	10,039	9,937

(a)	These adjustments represent fair value adjustments in compliance with purchase accounting standards and adjust assets and liabilities of the former SouthTrust to their fair values as of November 1, 2004.
(b)	These adjustments represent incremental expenses relating to combining the two companies and are specifically attributable to those businesses of the former SouthTrust.

The preliminary fair value purchase accounting adjustments relating to SouthTrust were $340 million. These adjustments are preliminary and subject to further refinement.

Goodwill and Other Intangibles Created by the Wachovia Securities Retail Brokerage Transaction - Final

(In millions)
Contributed value less book value of net assets contributed by Prudential Financial, Inc. as of July 1, 2003 (a)	$118

Fair value purchase accounting adjustments (b)
Premises and equipment	116
Other	127
Income taxes	(55)

Total fair value purchase accounting adjustments	188

Exit cost purchase accounting adjustments (c)
Personnel and employee termination benefits	129
Occupancy and equipment	281
Other	45

Total pre-tax exit costs	455
Income taxes	(105)

Total after-tax exit cost purchase accounting adjustments (One-time costs)	350

Total purchase intangibles	656
Customer relationships intangibles (Net of income taxes)	113

Goodwill as of June 30, 2005	$543

(a)	3Q03 based on preliminary valuation of net assets contributed.
(b)	These adjustments represent fair value adjustments in compliance with purchase accounting standards and adjust assets and liabilities contributed by Prudential Financial to their fair values as of July 1, 2003.
(c)	These adjustments represent incremental expenses relating to combining the two companies and are specifically attributable to those businesses contributed by Prudential Financial.

The fair value purchase accounting adjustments relating to the Wachovia Securities retail brokerage transaction are final. The goodwill attributable to this transaction was $543 million and reflects the exit cost purchase accounting impact of the adjustment to one-time costs mentioned on pages 34 and 35.

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Wachovia 2Q05 Quarterly Earnings Report

E xplanation of Our Use of Certain Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this quarterly earnings report includes certain non-GAAP financial measures, including those presented on pages 3 and 5 under the captions “Earnings Reconciliation”, and “Other Financial Measures”, each with the sub-headings – “Earnings excluding merger-related and restructuring expenses” and - “Earnings excluding merger-related and restructuring expenses, and other intangible amortization”, and which are reconciled to GAAP financial measures on pages 38-41. In addition, in this quarterly earnings report certain designated net interest income amounts are presented on a tax-equivalent basis, including the calculation of the overhead efficiency ratio.

Wachovia believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry. Specifically, Wachovia believes the exclusion of merger-related and restructuring expenses permits evaluation and a comparison of results for on-going business operations, and it is on this basis that Wachovia’s management internally assesses the company’s performance. Those non-operating items are excluded from Wachovia’s segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. In addition, because of the significant amount of deposit base intangible amortization, Wachovia believes the exclusion of this expense provides investors with consistent and meaningful comparisons to other financial services firms. Wachovia’s management makes recommendations to its board of directors about dividend payments based on reported earnings excluding merger-related and restructuring expenses, other intangible amortization and the cumulative effect of a change in accounting principle, and has communicated certain dividend payout ratio goals to investors on this basis. Management believes this payout ratio is useful to investors because it provides investors with a better understanding of and permits investors to monitor Wachovia’s dividend payout policy. Wachovia also believes the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards. Wachovia operates one of the largest retail brokerage businesses in our industry, and we have presented an overhead efficiency ratio excluding these brokerage services, which management believes is useful to investors in comparing the performance of our banking business with other banking companies.

Although Wachovia believes the above non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

See also page 43 for a discussion of the presentation of “Supplemental Illustrative Combined” financial information.

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Wachovia 2Q05 Quarterly Earnings Report

Reconciliation Of Certain Non-GAAP Financial Measures

Reconciliation of Certain Non-GAAP Financial Measures

		2005		2004
(In millions)	*	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Net income
Net income (GAAP)	A	$1,650	1,621	1,448	1,263	1,252
After tax merger-related and restructuring expenses (GAAP)		48	31	53	55	47
Net income, excluding after tax merger-related and restructuring expenses	B	1,698	1,652	1,501	1,318	1,299
After tax other intangible amortization (GAAP)		69	72	74	62	67

Net income, excluding after tax merger-related and restructuring expenses, and other intangible amortization	C	$1,767	1,724	1,575	1,380	1,366

Return on average common stockholders’ equity
Average common stockholders’ equity (GAAP)	D	$47,114	47,231	42,644	33,246	32,496
Merger-related and restructuring expenses (GAAP)		52	11	169	116	69

Average common stockholders’ equity, excluding merger-related and restructuring expenses	E	47,166	47,242	42,813	33,362	32,565
Average intangible assets (GAAP)	F	(23,148)	(23,020)	(19,257)	(12,473)	(12,326)

Average common stockholders’ equity, excluding merger-related and restructuring expenses, and other intangible amortization	G	$24,018	24,222	23,556	20,889	20,239

Return on average common stockholders’ equity
GAAP	A/D	14.04%	13.92	13.50	15.12	15.49
Excluding merger-related and restructuring expenses	B/E	14.43	14.19	13.95	15.72	16.04
Return on average tangible common stockholders’ equity
GAAP	A/D+F	27.61	27.16	24.62	24.20	24.96
Excluding merger-related and restructuring expenses, and other intangible amortization	C/G	29.50%	28.86	26.59	26.28	27.15

Table continued on next page.

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Wachovia 2Q05 Quarterly Earnings Report

Reconciliation Of Certain Non-GAAP Financial Measures

Reconciliation of Certain Non-GAAP Financial Measures

		2005		2004
(In millions)	*	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Return on average assets
Average assets (GAAP)	H	$503,361	500,486	472,431	424,399	411,074
Average intangible assets (GAAP)		(23,148)	(23,020)	(19,257)	(12,473)	(12,326)

Average tangible assets (GAAP)	I	$480,213	477,466	453,174	411,926	398,748

Average assets (GAAP)		$503,361	500,486	472,431	424,399	411,074
Merger-related and restructuring expenses (GAAP)		52	11	169	116	69

Average assets, excluding merger-related and restructuring expenses	J	503,413	500,497	472,600	424,515	411,143
Average intangible assets (GAAP)		(23,148)	(23,020)	(19,257)	(12,473)	(12,326)

Average tangible assets, excluding merger-related and restructuring expenses	K	$480,265	477,477	453,343	412,042	398,817

Return on average assets
GAAP	A/H	1.31%	1.31	1.22	1.18	1.22
Excluding merger-related and restructuring expenses	B/J	1.35	1.34	1.26	1.24	1.27
Return on average tangible assets
GAAP	A/I	1.38	1.38	1.27	1.22	1.26
Excluding merger-related and restructuring expenses, and other intangible amortization	C/K	1.48%	1.46	1.38	1.33	1.38

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 38 through 41 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

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Wachovia 2Q05 Quarterly Earnings Report

Reconciliation Of Certain Non-GAAP Financial Measures

Reconciliation of Certain Non-GAAP Financial Measures

		2005		2004
(In millions)	*	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Overhead efficiency ratios
Noninterest expense (GAAP)	L	$3,788	3,872	3,834	3,671	3,495
Merger-related and restructuring expenses (GAAP)		(90)	(61)	(116)	(127)	(102)

Noninterest expense, excluding merger-related and restructuring expenses	M	3,698	3,811	3,718	3,544	3,393
Other intangible amortization (GAAP)		(107)	(115)	(113)	(99)	(107)

Noninterest expense, excluding merger-related and restructuring expenses, and other intangible amoritization	N	$3,591	3,696	3,605	3,445	3,286

Net interest income (GAAP)		$3,358	3,413	3,297	2,965	2,838
Tax-equivalent adjustment		53	61	60	63	65

Net interest income (Tax-equivalent)		3,411	3,474	3,357	3,028	2,903
Fee and other income (GAAP)		2,977	2,995	2,804	2,601	2,607

Total	O	$6,388	6,469	6,161	5,629	5,510

Retail Brokerage Services, excluding insurance
Noninterest expense (GAAP)	P	$862	867	908	863	907

Net interest income (GAAP)		$144	145	147	144	121
Tax-equivalent adjustment		—	—	1	—	—

Net interest income (Tax-equivalent)		144	145	148	144	121
Fee and other income (GAAP)		881	886	906	826	907

Total	Q	$1,025	1,031	1,054	970	1,028

Overhead efficiency ratios
GAAP	L/O	59.29%	59.86	62.23	65.20	63.46
Excluding merger-related and restructuring expenses	M/O	57.87	58.92	60.34	62.96	61.60
Excluding merger-related and restructuring expenses, and brokerage	M-P/O-Q	52.87	54.14	55.01	57.56	55.50
Excluding merger-related and restructuring expenses, and other intangible amortization	N/O	56.19	57.15	58.50	61.20	59.66
Excluding merger-related and restructuring expenses, other intangible amortization and brokerage	N-P/O-Q	50.86%	52.03	52.78	55.43	53.12

Table continued on next page.

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Wachovia 2Q05 Quarterly Earnings Report

Reconciliation Of Certain Non-GAAP Financial Measures

Reconciliation of Certain Non-GAAP Financial Measures

	2005			2004
(In millions, except per share data)	*	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Operating leverage
Operating leverage (GAAP)		$5	269	368	(55)	(11)
Merger-related and restructuring expenses (GAAP)		30	(55)	(10)	25	3

Operating leverage, excluding merger-related and restructuring expenses		35	214	358	(30)	(8)
Other intangible amortization (GAAP)		(8)	1	15	(8)	(5)

Operating leverage, excluding merger-related and restructuring expenses, and other intangible amoritization		$27	215	373	(38)	(13)

Dividend payout ratios on common shares
Dividends paid per common share	R	$0.46	0.46	0.46	0.40	0.40

Diluted earnings per common share (GAAP)	S	$1.04	1.01	0.95	0.96	0.95
Merger-related and restructuring expenses (GAAP)		0.03	0.02	0.04	0.04	0.03
Other intangible amortization (GAAP)		0.04	0.05	0.05	0.05	0.05

Diluted earnings per common share, excluding merger-related and restructuring expenses, and other intangible amoritization	T	$1.11	1.08	1.04	1.05	1.03

Dividend payout ratios
GAAP	R/S	44.23%	45.54	48.42	41.67	42.11
Excluding merger-related and restructuring expenses, and other intangible amoritization	R/T	41.44%	42.59	44.23	38.10	38.83

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 38 through 41 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

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Wachovia 2Q05 Quarterly Earnings Report

C autionary Statement

The foregoing materials and management’s discussion of them may contain, among other things, certain forward-looking statements with respect to Wachovia, as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Wachovia, including, without limitation, (i) statements relating to certain of Wachovia’s goals and expectations with respect to earnings, earnings per share, revenue, expenses, and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, (ii) statements relating to the benefits of (A) the merger between Wachovia Corporation and SouthTrust Corporation, completed November 1, 2004, (the “Merger”), and (B) the retail securities brokerage combination transaction between Wachovia and Prudential Financial, Inc., completed July 1, 2003 (the “Brokerage Transaction”), including future financial and operating results, cost savings, enhanced revenues and the accretion of reported earnings that may be realized from the Merger and/or the Brokerage Transaction, (iii) statements with respect to Wachovia’s plans, objectives, expectations and intentions and other statements that are not historical facts, and (iv) statements preceded by, followed by or that include the words “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “targets”, “probably”, “potentially”, “projects”, “outlook” or similar expressions. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia’s control). The following factors, among others, could cause Wachovia’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements: (1) the risk that the businesses involved in the Merger and/or the Brokerage Transaction will not be integrated successfully or such integrations may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Merger and/or the Brokerage Transaction may not be fully realized or realized within the expected time frame; (3) revenues following the Merger and/or the Brokerage Transaction may be lower than expected; (4) deposit attrition, customer attrition, operating costs, and business disruption following the Merger and/or the Brokerage Transaction, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) enforcement actions by governmental agencies that are not currently anticipated; (6) the strength of the United States economy in general and the strength of the local economies in which Wachovia conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s loan portfolio and allowance for loan losses; (7) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (8) inflation, interest rate, market and monetary fluctuations; (9) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s capital markets and capital management activities, including, without limitation, its mergers and acquisition advisory business, equity and debt underwriting activities, private equity investment activities, derivative securities activities, investment and wealth management advisory businesses, and brokerage activities; (10) adverse changes in the financial performance and/or condition of Wachovia’s borrowers which could impact the repayment of such borrowers’ outstanding loans; (11) the impact of changes in accounting principles; and (12) the impact on Wachovia’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements is included in the reports filed by Wachovia with the Securities and Exchange Commission, including its Current Report on Form 8-K dated July 19, 2005.

Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the Merger and/or the Brokerage Transaction or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral.

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Wachovia 2Q05 Quarterly Earnings Report

S upplemental Illustrative Combined Information

This Quarterly Earnings Report contains certain financial information labeled “Combined” results. The “Combined” information contained in this Quarterly Earnings Report shows certain historical financial data for each of Wachovia and SouthTrust and also shows similar combined illustrative information reflecting the merger of SouthTrust with and into Wachovia. The historical financial data show the financial results actually achieved by Wachovia and SouthTrust for the periods indicated. The “Combined” illustrative information shows the illustrative effect of the merger under the purchase method of accounting assuming the merger was consummated as of the applicable prior period, instead of November 1, 2004, the actual merger consummation date. In the case of the “Combined” illustrative information for the three months ended December 31, 2004, the standalone SouthTrust information represents the period from October 1, 2004 to October 31, 2004. In the case of the “Combined” illustrative information for the full year ended December 31, 2004, the standalone SouthTrust information represents the period from January 1, 2004 to October 31, 2004.

The “Combined” illustrative information is not prepared in accordance with generally accepted accounting principles (“GAAP”), although both the historical Wachovia and historical SouthTrust financial information presented were respectively prepared in accordance with GAAP. Wachovia believes the “Combined” illustrative information is useful to investors in understanding how the financial information of Wachovia and SouthTrust may have appeared on a combined basis had the two companies actually been merged as of the dates indicated and how the financial information of the business segments and certain sub-segments of the new combined company may have appeared had the two companies actually been merged as of the dates indicated.

The “Combined” illustrative information includes estimated adjustments to record certain assets and liabilities of SouthTrust at their respective fair values and to record certain exit costs related to SouthTrust. The estimated adjustments are subject to updates as additional information becomes available and as additional analyses are performed. Certain other assets and liabilities of SouthTrust will also be subject to adjustment to their respective fair values, including additional intangible assets which may be identified. Pending more detailed analyses, no estimated adjustments are included for these assets and liabilities. Any change in the fair value of the net assets of SouthTrust will change the amount of the purchase price allocable to goodwill. In addition, the final adjustments may be materially different from the unaudited estimated adjustments presented. The “Combined” illustrative information cannot be reconciled to GAAP because many of the purchase accounting adjustments resulting from the merger are based upon valuations of assets as of the merger date and therefore cannot be ascertained for prior periods.

We anticipate that the merger will provide Wachovia with financial benefits that include increased revenue and reduced operating expenses, but these financial benefits are not reflected in the “Combined” illustrative information. Accordingly, the “Combined” illustrative information does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the periods presented.

The costs associated with merger integration activities that impact certain SouthTrust systems, facilities and equipment, personnel and contractual arrangements will be recorded as purchase accounting adjustments when the appropriate plans are in place with potential refinements up to one year after completion of the merger as additional information becomes available. We currently estimate that exit cost purchase accounting adjustments will amount to $447 million pre-tax ($275 million after-tax). The costs associated with integrating systems and operations will be recorded as merger-related expenses based on the nature and timing of the related expenses, but generally will be recorded as the expenses are incurred. Restructuring charges will be recorded based on the nature and timing of the expenses and generally will include merger integration activities that impact Wachovia systems, facilities and equipment, personnel and contractual arrangements. We currently expect merger-related and restructuring expenses will amount to $253 million pre-tax ($156 million after-tax) and will be incurred and reported through 2006.

The information herein is based on historical financial information and related notes that Wachovia and SouthTrust have respectively presented in prior filings with the Securities and Exchange Commission. Shareholders are encouraged to review that historical financial information and related notes in connection with the “Combined” illustrative information.

See also Wachovia’s Current Report on Form 8-K dated January 19, 2005.

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